The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED       , 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMENDMENT 1

GRANT HARTFORD CORPORATION
(Exact Name of Registrant As Specified in Its Charter)

Montana		20-8690366
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

619 S.W. Higgins Suite O
Missoula, MT 59803
(406) 531-3363
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

David Rodli, Attorney at Law
David Rodli Law Offices
2001 S. Russell
Missoula, MT 59806
Tel: (406) 721-0368
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, Of Agent For Service)

Copies to:
Raul N. Rodriguez, Esq.
1011 Pennsylvania St. Unit B
Denver, CO 80203
(303) 861-1797

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.[  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered,	Amount to Be Registered (i)	Proposed Maximum Offering Price Per Share(ii)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,886,893	$0.80	(1)	$1,509,514	$ 59.32
Common Stock	593,900	$1.50	(2)	$890,850	35.01
Common Stock	236,295	$2.00	(2)	$472,590	18.58
Total	2,717,088			$2,872,954	$ 112.91

(i)  There is no public market for the Grant Hartford Corporation shares of Common Stock. Our Common Stock is not traded on any national exchange.

(ii)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).

(1)  This price was determined by Grant Hartford Corporation to be equal to the price at which its shares were last sold in private transactions, as there is no current market for the Common Stock.

(2)  These shares are the subject of outstanding warrants with varying exercise prices representing the estimated maximum offering price of the Common Stock in accordance with Rule 457(g) and 457 (i).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

GRANT HARTFORD CORPORATION

2,717,088 Shares Common Stock

This Prospectus relates to up to 2,717,088 shares of common stock, no par value, per share of Grant Hartford Corporation that the selling shareholders named in this Prospectus, or their transferees may offer from time to time. Of the shares of common stock offered hereby: (i) 1,886,893 shares were issued to the selling shareholders; and (ii) up to 830,195 are issuable upon the exercise of warrants. Such shares and warrants were issued to the selling shareholders pursuant to three exempt offerings that we completed on March 23, 2007, October 31, 2007 and May 31, 2008 respectively (see section "Selling Shareholders"). This is our initial registration of common stock. Our securities are not currently listed on any securities exchange, nor are they quoted on the Over-the-Counter Bulletin Board ("OTCBB"). Until our common stock is quoted on the OTCBB or is listed on an exchange, the common stock offered hereby will be sold at a fixed price of $0.80 per share; thereafter the common stock offered hereby may be offered and sold at prevailing market prices, or at privately negotiated prices.

These securities will be offered for sale by the selling shareholders identified in this Prospectus or their transferees in accordance with the methods and terms described in the section of this Prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares. However, if all of the warrants are exercised for cash (and assuming there are no adjustments to the purchase price prior to exercise) we will receive $1,363,440 in gross proceeds. If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling shareholders, incurred in connection with the offering described in this Prospectus. Our common stock and warrants are more fully described in the section of this Prospectus entitled "Description of Securities."

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 10, 2008.

GRANT HARTFORD CORPORATION
TABLE OF CONTENTS

v

Unless the context otherwise requires, references in this Prospectus to "the company," "our company," "we," "our" and "us" means Grant Hartford Corporation. "$" refers to U.S. dollars.

You should rely only on the information contained in this Prospectus and in any free writing prospectus which we file with the Securities and Exchange Commission. We have not authorized anyone to provide you with information different from that contained in this Prospectus or such free writing prospectus, if any. Any offers to sell common stock will be made only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the shares of common stock.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this Prospectus and provides an overview of the material aspects of this offering. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire Prospectus carefully, including the risks discussed under "Risk Factors," our financial statements and the related notes included in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Grant Hartford Corporation

Our Company is in the business of mineral exploration and mine development. We have acquired an exclusive option to purchase the mineral deeds to 23 patented mineral claims and 122 unpatented mineral claims located within the Garnet Mining District of Granite County, Montana from Commonwealth Resources, L.L.C. Commonwealth Resources, L.L.C., is owned by Aaron Charlton, Creative Financial P.S. Plan, Kim Charlton-Benson and Eric Sauve. Aaron Charlton and Eric Sauve are related parties to our Company, Grant Hartford Corporation. The owner of record of the 122 unpatented claims is Commonwealth Resources, L.L.C. who holds these claims in trust for our Company. Commonwealth Resources, L.L.C. retained the services of WGM Survey Co. of Missoula, Montana to physically stake and record ownership in these 122 unpatented mineral claims with Granite County, Montana and the Bureau of Land Management. The owner of record on 22 of the 23 patented mineral claims is Commonwealth Resources, L.L.C. The owner of record of one (1) patented claim, the Free Coin, is Karl Roesch. Commonwealth Resources, L.L.C. holds a purchase agreement and mining lease on this claim which has been assigned to us.

The 122 unpatented mineral claims are administered by the United States Bureau of Land Management ("BLM") under the provisions provided for by the 1872 Mining Law. Commonwealth Resources, L.L.C.'s interest in these 122 unpatented mineral claims will continue into perpetuity provided that Commonwealth Resources, L.L.C. pays a $125 maintenance fee each year on each mineral claim in compliance with the Bureau of Land Management regulations pertaining to unpatented mining claims. The required amount of expenditure for Commonwealth Resources, L.L.C. to hold these 122 claims is $15,250 per year. The maintenance figure is set by the BLM and can be altered only in its sole discretion.

The 23 patented mining claims are fee simple properties which are taxed by the State of Montana and Granite County, Montana. Exploration and mining activities on these claims are regulated under the authority of the Montana Department of Environmental Quality. Commonwealth Resources, L.L.C.'s interest in these 23 patented mineral claims will continue in perpetuity, provided that Commonwealth Resources, L.L.C. pays the assessed property taxes for each respective mining claim to Granite County, Montana. The current required tax expenditure for Commonwealth Resources, L.L.C. to hold these 23 patented claims is $1,362 per year. The State of Montana and Granite County determines the property tax rate, which may be altered biennially by the State legislature.

We hold a contract for an exclusive option to purchase the mineral deeds on the 23 patented mining claims and an exclusive option to purchase the 122 unpatented mining claims from Commonwealth Resources, L.L.C. Pursuant to these contracts, we have the right to explore for minerals, develop potential mining targets, and enter into limited gold production. The terms of this Option Agreement requires the issuance by us of 19,000,000 shares of our common stock, annual Option payments by us of $190,000 and an annual access lease payment of $60,000. The agreement was executed on June 15, 2007 for a term of five (5) years. The agreement may be extended for an additional two (2) year period with increased Option Payments of $400,000 per year. We may exercise our option to purchase the mineral deeds to the patented claims and the unpatented claims at any time for a cash payment to Commonwealth Resources, L.L.C. of $7,000,000.

The drill logs and reports containing drilling results from the historic drilling program conducted by Pegasus Mining Corporation between 1990 and 1992 indicate the existence of a number of high grade gold vein intercepts. The various grades and widths of gold mineralization found lend themselves to further exploration that could result in blocking underground gold reserves.

Pursuant to the advice of our consulting geologists, we began our planned exploration program in June, 2008. Permitting of this program with the United States Department of The Interior Bureau of Land Management and the Montana Department of Environmental Quality was completed in May, 2008. On July 31, 2008, we completed the first 10 reverse circulation drill holes of the program. By September 30, 2008, we drilled 21 additional holes. By December 1, 2008, we drilled an additional 19 holes for a cumulative total of 50 reverse circulation drill holes. We are currently in the process of analyzing the drill samples. Drilling will continue into December and January, of 2009, subject to additional financing and favorable weather condtions.

Our plan of operation is to conduct mineral exploration activities on these 145 patented and unpatented mining claims in order to assess their feasibility for commercial mining. Our exploration program is designed to quantify, by confirmation, drilling targets identified by previous exploration programs which were conducted by Pegasus Gold, Trans Global Corporation, Western Energy Corp., American Mining Corporation and Anaconda Corp. Our geological data base contains geological, geochemical, and geophysical reports, maps, and drill logs prepared from work performed by the previously referenced companies. We currently hold a Small Miners Exclusion Statement (#46-032), and an Exploration License (#00545), which have been issued by the State of Montana.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before concluding whether there are commercially viable minerals present on the 23 patented and 122 unpatented mining claims. Further phases beyond the current exploration program will be dependent upon a number of factors, such as consulting geologists' recommendations, which will be based on ongoing exploration program results and our available funds.

We are in the exploration and development stage of our business plan. We have not, as yet, earned any revenues from our planned operations. As of December 31, 2007, we had $90,873 cash on hand and liabilities of $122,905. Accordingly, our working capital position as of December 31, 2007 was ($3,655). Since our inception through December 31, 2007, we have incurred a net loss of $247,857. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to organizing our company, acquisition of the 145 patented and unpatented mining claims, and the operation of our business. Our current working capital is not sufficient to enable us to complete Phase I of the geological exploration program on the property. Accordingly, we will require additional financing. In the event that available capital is insufficient to sustain minimum operations, we may be compelled to discontinue our business.

The Company's fiscal year end is December 31.

Organization

We were organized on March 15, 2007, under the laws of the State of Montana. Our principal offices are located at 619 South West Higgins, Suite O, Missoula, Montana 59803. The Company's phone number is (406) 531-3363.

2007 Exempt Offering

On March 23, 2007, we completed our first exempt offering. The shares of common stock were sold to two (2) purchasers at a purchase price of $0.125 per share.

2007 Exempt Offering

On October 31, 2007, we completed a second exempt offering. The shares of common stock were sold to 45 purchasers at a purchase price of $0.50 per share.

2008 Exempt Offering

On May 31, 2008, we completed a third exempt offering. The shares of common stock were sold to 11 purchasers at a purchase price of $0.80 per share.

2008 convertible Note Offering

From September 6, 2008, through October 15, 2008, the Company entered into five (5) Non-Transferable Convertible Notes (the "Notes") in the aggregate sum of $225,500. The NOtes were entered into pursuant to exempt transactions.

The Offering

Shares Being Offered

Up to 2,717,088 shares of common stock, including 1,886,893 shares of common stock that were issued to the selling shareholders and up to 830,195 shares issuable upon the exercise of outstanding warrants.

Use of Proceeds

We will not receive any proceeds from the sale of the shares offered hereby. We will, however, receive the proceeds from the exercise of warrants, if and when, they are exercised. Any such proceeds will be used for working capital and general corporate expenses.

Common Stock issued and outstanding as of June 30, 2008	21,450,195 shares of our common stock are issued and outstanding as of the date of this Prospectus.
Risk Factors	Prospective investors should carefully consider the Risk Factors before buying the common stock offered hereby.

Summary Financial Information

Balance Sheet Data	From inception, March 15, 2007, to December 31, 2007 (Audited).
Cash	$90,873
Total Assets	$310,634
Liabilities	$122,905
Total Stockholder's Equity	$ 187,729

Statement of Loss and Deficit	From inception, March 15, 2007, to December 31, 2007 (Audited).
Revenue	$ 0
Loss for the Period	($247,857)

GLOSSARY OF TERMS

Airborne Magnetics - A technique of geophysical exploration of an area using an airborne magnetometer to survey that area. Syn. Aeromagnetic Prospecting

ATS - ammonium thiosulfate

Anastomosing - Pertaining to a network of branching and rejoining fault or vein surfaces or surface traces.

Antimony - Metallic antimony is an extremely brittle metal with a flaky, crystalline texture. Symbol, Sb. Sometimes found native, but more frequently as the sulfide, stibnite (Sb2 S3 ). Used in semiconductors, batteries, antifriction alloys, type metal, small arms, tracer bullets, cable sheathing, flame-proofing compounds, paints, ceramics, glass, and pottery. Antimony and many of its products are toxic.

Assays - To analyze the proportions of metals in an ore; to test an ore or mineral for composition, purity, weight, or other properties of commercial interest.

Azimuth - Direction of a horizontal line as measured on an imaginary horizontal circle, the horizontal direction reckoned clockwise from the meridian plane of the observer, expressed as the angular distance between the vertical plane passing through the point of observation and the poles of the Earth and the vertical plane passing through the observer and the object under observation. In the basic control surveys of the United States, azimuths are measured clockwise from south, a practice not followed in all countries.

Cadastral Survey - Survey relating to land boundaries and subdivisions, made to create or to define the limitations of a title, and to determine a unit suitable for transfer. Includes surveys involving retracements for the identification, and resurveys for the restoration, of property lines. (The term "cadastral" is practically obsolete; may be found in older historical records; current usage is "land survey" or "property survey.")

Carbonates - A sediment formed by the organic or inorganic precipitation from aqueous solution of carbonates of calcium, magnesium, or iron; e.g., limestone and dolomite.

Concomitant - One who, or that which, accompanies, or is collaterally connected with another; a companion; an associate; an accompaniment.

Consulting Geologist - A specialist employed in an advisory capacity. Normally, this person does not manage or direct any operation, and is at the service of the board rather than of the company's administrative and executive staff.

Contiguous Claims - Mining claims that have a side or end line in common.

Core Drilling - Drilling that uses hollow diamond-studded drill bits on the end of the drill stem to produce lengths of cylindrical rock of varying diameter. It has the advantage over other drilling methods of producing a solid core sample of the rock the drill has passed through, rather than chips, enabling more accurate determination and characterization of rock types, mineralization, and structures encountered, and their orientations in three dimensions.

Core Holes - A boring by a diamond drill or other machine that is made for the purpose of obtaining core samples.

Cross-Sectional Area - The area of a surface cut by a plane passing through the body and perpendicular to the long axis of the body if one exists. If not, any such area cut by a plane.

Cutoff Grade - The lowest grade of mineralized material that qualifies as ore in a given deposit; rock of the lowest assay included in an ore estimate.

Declination - The angular change in the course of a borehole induced by deflection techniques, usually expressed in degrees.

Deposits - Mineral deposit or ore deposit is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploitation.

Depth - The word alone generally denotes vertical depth below the surface. In the case of incline shafts and boreholes, it may mean the distance reached from the beginning of the shaft or hole, the borehole depth, or inclined depth.

Diameter - The length of a straight line passing through the center of a circle or sphere.

Dip - Acute angle that a rock surface makes with a horizontal plane. Direction of dip is always perpendicular to strike.

Drill Hole - A hole in rock or coal made with an auger or a drill.

Drill Hole Records - A description of the borehole based on the daily logs from the driller and the samples and the report of the geologist.

Drilling - The operation of making deep holes with a drill for prospecting, exploration, or valuation.

Exploration - The search for coal, mineral, or ore by (1) geological surveys; (2) geophysical prospecting (may be ground, aerial, or both); (3) boreholes and trial pits; or (4) surface or underground headings, drifts, or tunnels. Exploration aims at locating the presence of economic deposits and establishing their nature, shape, and grade, and the investigation may be divided into (1) preliminary and (2) final.

Exploratory Drilling - The drilling of boreholes from the surface or from underground workings, to seek and locate coal or mineral deposits and to establish geological structure. Exploratory drilling is frequently done from underground workings, the holes being drilled upward, horizontally, or downward as required. For underground drilling, roller bits, diamond crowns, or tungsten-carbide bits may be used and can be coring or noncoring. Rotary boring is the predominant method for exploratory work from the surface, particularly where cores of significant deposits are required.

Faulting - The process of fracturing and displacement that produces a fault.

Geochemistry - The branch of chemistry dealing with the chemical composition of the earth's crust and the chemical changes that occur there

Geology - Organized body of knowledge about the earth, including physical geology and historical geology, among others.

Geophysics - physics of the Earth.

Grandiorite - Medium to coarse-grained rock that is one of the most abundant intrusive rocks. It contains quartz and is distinguished from granite by having more plagioclase feldspar than orthoclase feldspar; its other mineral constituents include hornblende, biotite, and augite. Granodiorite is similar to granite in appearance but darker.

Grinding Mill - A machine for the wet or dry fine crushing of ore or other material. The three main types are the ball, rod, and tube mills. The mill consists of a rotating cylindrical drum; the ore enters one hollow trunnion and the finished product leaves the other. Modern practice indicates ball mill feeds of 1/2 in, 3/4 in, and 1 in (1.27 cm, 1.91 cm, and 2.54 cm) for hard, medium, and soft ores respectively and the products range from 35 to 200 mesh and finer.

Gross Ton - The long ton of 2,240 avoirdupois pounds.

Heap Leaching - A process used for the recovery of copper, uranium, and precious metals from weathered low-grade ore. The crushed material is laid on a slightly sloping, impervious pad and uniformly leached by the percolation of the leach liquor trickling through the beds by gravity to ponds. The metals are recovered by conventional methods from the solution.

High-Grade - Said of an ore with a relatively high ore-mineral content. CF: low-grade. To steal rich or specimen ore.

Grade - The element or metal content per unit of material.

In Situ - A body of mineralization or zone of ore as it sits "in place" and in its original position within the host rock. An in situ grade refers to a grade that has been calculated without factoring in any dilution that may be necessary to extract the ore from its in situ position.

Intercepts - That portion included between two points in a borehole, as between the point where the hole first encounters a specific rock or mineral body and where the hole enters a different or underlying rock formation.

Intrusives - Of or pertaining to intrusion--both the processes and the rock so formed.

Joint Systems - Consists of two or more joint sets or any group of joints with a characteristic pattern, such as a radiating pattern and a concentric pattern.

Ladder Vein - One of a series of mineral deposits in transverse, roughly parallel fractures that have formed along foliation planes perpendicular to the walls of a dike during its cooling or along shrinkage joints in basaltic rocks or dikes.

Log - The paper or electronic record of rock types and other geological and geotechnical information encountered during the drilling of a drill hole.

Metallurgy - The science and art of separating metals and metallic minerals from their ores by mechanical and chemical processes; the preparation of metalliferous materials from raw ore.

Metallurgical Studies - Studies pertaining to the physical and chemical properties and behavior under varying conditions of rocks, minerals, mineralization and ore, their metallic elements and intermetallic compounds, and their mixtures (alloys), and the processes required to optimize the extraction of particular metals.

Metamorphism - A process whereby rocks undergo physical or chemical changes or both to achieve equilibrium with conditions other than those under which they were originally formed (weathering arbitrarily excluded from meaning). Agents of metamorphism are heat, pressure, and chemically active fluids.

Mineral - A naturally occurring inorganic substance typically with a crystalline structure.

Mineral Resource - A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge.

Mineralization - The process or processes by which a mineral or minerals are introduced into a rock, resulting in a valuable or potentially valuable deposit. It is a general term, incorporating various types; e.g., fissure filling, impregnation, and replacement.

Mining Claim - A mining claim is a parcel of land containing valuable minerals in the soil or rock. A location is the act of appropriating such a parcel of land according to law or to certain established rules.

Old Workings - Mine working that has been abandoned, allowed to collapse, and perhaps sealed off. Unless proper safeguards are taken, old workings can be a source of danger to workings in production particularly if they are waterlogged and their plan position is uncertain.

Openpit Mine - A mine working or excavation open to the surface.

Openpit Mining - A form of operation designed to extract minerals that lie near the surface. Waste, or overburden, is first removed, and the mineral is broken and loaded, as in a stone quarry. Important chiefly in the mining of ores of iron and copper.

Ore - The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives. The term is generally but not always used to refer to metalliferous material, and is often modified by the names of the valuable constituent; e.g., iron ore.

Ore Block - A section of an ore body, usually rectangular, that is used for estimates of overall tonnage and quality.

Ore Body - A mass of ore with defined geometry.

Ore Reserve - The term is usually restricted to ore of which the grade and tonnage have been established with reasonable assurance by drilling and other means.

Outcrop - The part of a rock formation that appears at the surface of the ground.

Output - The quantity of coal or mineral raised from a mine and expressed as being so many tons per shift, per week, or per year.

Planimeter - An instrument for measuring the area of any plane figure by passing a tracer around its boundary line.

Prefeasibility Study (PFS) - A preliminary assessment of the economic viability of mining a deposit. A PFS forms the basis for justifying further investigations including a full Feasibility Study. It usually follows a successful exploration campaign, and summarizes all geological, engineering, environmental, legal and economic information accumulated to date on the project.

Pregnant Solution - A value-bearing solution in a hydrometallurgical operation.

Proterozoic Era - Younger of the two divisions of Precambrian time, from 2.5 billion to 542 million years ago. Proterozoic rocks have been identified on all the continents and often constitute important sources of metallic ores, notably of iron, gold, copper, uranium, and nickel.

Quartzites - Metamorphic rock commonly formed by metamorphism of sandstone and composed of quartz. No rock cleavage. Breaks through sand grains in contrast to sandstone, which breaks around grains.

Reclamation - Restoration of mined land to original contour, use, or condition.

Recovery - The percentage of valuable constituent derived from an ore, or of coal from a coal seam; a measure of mining or extraction efficiency.

Refining - The purification of crude metallic products.

Resistivity - The reciprocal of conductivity.

Reverse Circulation - The circulation of bit-coolant and cuttings-removal liquids, drilling fluid, mud, air, or gas down the borehole outside the drill rods and upward inside the drill rods.

Sample - A section of core or a specific quantity of drill cuttings that represents the whole from which it was removed.

Sedimentary - Formed by the deposition of sediment (e.g., a sedimentary clay), or pertaining to the process of dedimentation (e.g., sedimeentary volcanism).

Shales - Fine-grained, detrital sedimentary rock made up of silt- and clay-sized particles. Contains clay minerals as well as particles of quartz, feldspar, calcite, dolomite, and other minerals. Distinguished from mudstone by presence of fissility.

Skarn - An old Swedish mining term for silicate gangue (amphibole, pyroxene, garnet, etc.) of certain iron ore and sulfide deposits of Archean age, particularly those that have replaced limestone and dolomite. Its meaning has been generally expanded to include lime-bearing silicates, of any geologic age, derived from nearly pure limestone and dolomite with the introduction of large amounts of Si, Al, Fe, and Mg. In American usage, the term is more or less synonymous with tactite.

Strike - Direction of line formed by intersection of a rock surface with a horizontal plane. Strike is always perpendicular to direction of dip.

Stripping Ratio - The unit amount of spoil or overburden that must be removed to gain access to a unit amount of ore or mineral material, generally expressed in cubic yards of overburden to raw tons of mineral material.

SURPAC (GENCOM) - is a comprehensive system for ore body evaluation, open pit and underground mine design, mine planning and production, used by geologists, engineers and surveyors daily.

Tailings - The finely ground material that remains after all economically recoverable metals or minerals of economic interest has been removed from the ore through milling and processing. Tailings may or may nor contain economically recoverable metals or minerals.

Tailing Pond - Area closed at lower end by constraining wall or dam to which mill effluents are run. Clear water may be returned after settlement in dam, via penstock (s) and piping.

Target - The point a borehole or exploration work is intended to reach.

Troy Ounce - One-twelfth of a pound of 5,760 grains (troy pound), or 480 grains. A troy ounce equals 20 pennyweights, 1.09714 avoirdupois oz, or 31.1035 g. It is used in all assay returns for gold, silver, and platinum-group metals.

Vein - A fissure, fault or crack in host rock, of varying dimensions, filled by minerals that have travelled upwards from a deeper source.

Veinlet - A narrow, fine stringer or filament of mineral (metal) that occurs in a discontinuous pattern in the host rock.

Waste Rock - Barren or submarginal rock or ore that has been mined, but is not of sufficient value to warrant treatment and is therefore removed ahead of the milling processes.

Zone - A volume of rock that is mineralized, or encompasses a particular feature, such as a fault, shear or ore body.

RISK FACTORS

An investment in our shares is speculative and involves a high degree of risk. Therefore, you should not invest in our shares unless you are able to bear a loss of your entire investment. You should carefully consider the following factors as well as the other information contained herein before deciding to invest in our shares. Factors that could cause actual results to differ from our expectations, statements or projections include the risks and uncertainties relating to our business described above. This Prospectus and statements that we may make from time to time may contain forward-looking information. There can be no assurance that actual results will not differ materially from our expectations, statements or projections.

Risk Factors Relating to Our Business

1: We have limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of mineral exploration and mineral development. We may not successfully address these risks and uncertainties or successfully implement our business plan. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate positive cash flows or profits that we anticipate in the future.

Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing a new mining operation. These include, but are not limited to, inadequate funding, competition, successful mining and development. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

2: We will require additional funding

As of December 31, 2007, we had cash in the amount of $90,873. Our cash on hand will allow us to begin but not complete the Phase I exploration in 2008. Our Phase I exploration program will require approximately $1,275,000 to complete. We may require additional financing in order to begin and complete future phases of the recommended exploration programs, as well as any additional exploration. We currently do not have any operations and have no income. Our business plan calls for significant exploration expenses. We will also require additional financing if further exploration programs are necessary. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. In the event that our exploration programs are successful in discovering mineral reserves of commercial tonnage and grade and we exercise our property purchase option, we will require additional funds in order to place the patented and unpatented mining claims into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required and on favorable terms. Obtaining additional financing would be subject to a number of factors, including the market prices for gold, silver and other metallic minerals and the costs of exploring for, or commercial production of, these materials. These factors may make the timing, amount, terms, or conditions for additional financing unavailable to us, which would force us to reduce our operations or even cease operations.

3: Auditor has raised substantial doubt about our ability to continue as a going concern

The report of our independent auditor regarding our audited financial statements for the period ended December 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have an accumulated deficit since inception of ($247,857) for the period from our inception, March 15, 2007, to December 31, 2007 and have no revenues. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial mining of our mineral interest in the patented and unpatented mining claims. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough capital to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Our auditor's concern may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment. Persons who cannot afford to lose their entire investment should not invest in this offering.

4: We are a new company with no history

We have just begun the initial stages of exploration on our mining claim holdings for which we have acquired our options. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 15, 2007, and to date, we have been involved primarily in organizational activities, the acquisition of an option to purchase interests in 145 patented and unpatented mining claims, obtaining an independent consulting geologist's report on these mining claims, and planning Phase 1 of our exploration program, which includes permitting eight (8) drill hole sites with the Bureau of Land Management and the Montana Department of Environmental Quality, this process began in June, 2008. There is no history upon which to base any assumption as to the likelihood that we will prove successful. We have not earned any revenues as of the date of this prospectus, and thus, we face a high risk of business failure.

5: We rely on consultants

We have a written agreement with our consulting geologist, Thomas J. Peters; that requires him to review all of the historical information available on the mining claims we have under option, the results from the previous exploration work performed on these mining claims, and to make recommendations based on those reviews. We also have an oral agreement and written confirmation with our consulting geologist, Ted Antonioli, to perform geological recommendations and assist in the exploration permitting process. We also have an agreement with the University of Montana to utilize the Geological Department and Geographical

Information Systems Department to digitize data and have a verbal agreement retaining the services of Dr. James Sears. In addition, we have agreements with: Norris Labs to perform analyses on geological samples; Kirk Engineering for a water base line study and survey for a mill and tailings impoundment; with Aaron Charlton for full time management services and with Eric Sauve for full time management services

.

Each of these functions requires the services of persons in high demand in the industry and these persons may or may not always be available when needed. The implementation of our business plan may be impaired if these parties do not perform in accordance with their written and oral agreements.

6: Unanticipated issues may occur

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure, or against which it may elect not to insure. At the present time, we have no insurance coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

7: We will continue to incur losses for the foreseeable future

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the mineral property. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to generate profits or continue operations if we are unable to generate significant revenues from the mining of the mineral claims even if we exercise our options. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

8: Because access to the mineral property may be restricted by inclement weather, the Company may be delayed in its exploration efforts

Access to the mineral property may be restricted during parts of the year, due to weather in the area. The property is in a mountainous area in the Garnet Mining District, Granite County, Montana. The terrain is mountainous, and the property is accessed by county roads, Bureau of Land Management roads, and private roads. Although these roads have been used for exploration in the past, they are best traveled by four-wheel drive vehicles from spring to the beginning of winter. During the winter months, heavy snowfall can make it difficult to undertake work programs. We do not currently plan exploration operations in the winter months. Frequent inclement weather in the winter months makes exploration activities difficult and the planning of exploration activities challenging. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. The most efficient time for us to conduct our work programs is during the months of May through November. These limitations can result in significant delays in exploration efforts, as well as production, in the event that commercial amounts of minerals are found. Delays in exploration and production due to inclement weather could significantly increase the time that it would take to generate any operating revenues or prohibit achieving profitable operations.

9: If management can not devote sufficient time to operations, its business may fail

Mr. Sauve, our President, Chief Executive Officer and Chief Financial Officer, devotes his full time and attention to our business affairs. We have an Employment Agreement with Mr. Sauve. Mr. Aaron Charlton, our Senior Consultant, devotes his full time and attention to our business affairs. We have an Employment Agreement with Mr. Charlton. J. Robert Flesher, our Vice President of Geology, works on an hourly basis. Currently, we retain the services of five consulting geologists on a part-time basis. If our management is unable to devote a sufficient amount of time to manage our operations, our business may fail.

10: Sales of substantial amounts of common stock may adversely affect prevailing market price

Our President, Mr. Eric Sauve, is the beneficial owner of 3,270,830 shares of our common stock, which equates to 14.55% of our issued and outstanding common stock. Our Senior Consultant, Aaron Charlton, is beneficial owner of 9,649,566 shares of our common stock which equates to 42.93% of our issued and outstanding common stock. Rodney Haynes beneficially owns 4,837,076 shares of our common stock which equates to 21.52% of our issued and outstanding common stock. There is presently no public market for our common stock; however, we propose to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board ("OTCBB") upon the effectiveness of this Registration Statement, of which this Prospectus forms a part. If our shares are publicly traded on the OTCBB, Mr. Sauve, Mr. Charlton and/or Creative Finance PFP will be eligible to sell their shares publicly, subject to the volume limitations of Rule 144. The sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing market prices for our common stock.

11: The mineral exploration business is highly competitive

The mineral exploration business is highly competitive. Our exploration activities will be focused on developing economically feasible mineral deposits. Many of our competitors have greater financial resources than we have. As a result, we may experience difficulty competing with other businesses regarding availability of equipment and qualified personnel. If we are unable to retain qualified personnel, or locate needed equipment while conducting mineral exploration activities, we may be unable to enter into production and achieve profitable operations.

12: A ready market may not exist for the sale of the extracted minerals

Even if commercial quantities of mineral reserves are discovered, a ready market may not exist for the sale of the extracted minerals. Numerous factors beyond our control may affect the marketability of any gold and silver minerals discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets, processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, and environmental laws and regulations. These factors could inhibit our ability to sell minerals in the event that commercial quantities are found.

13: There is a risk that new regulations could increase our costs

The Montana Department of Environmental Quality and the Bureau of Land Management have jurisdiction and enforce laws and enact and enforce rules and regulations relating to mineral exploration and mine development. We will be subject to these laws, rules and regulations as we carry out our exploration program. We are required to obtain exploration and drilling permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws, rules and regulations. Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business. While we have planned exploration program budgets for regulatory compliance, there is a risk that new laws, rules or regulations could increase our costs of doing business, preventing us from carrying out our exploration program and, therefore, adversely affecting our operational results.

14: In the event that our mining claims become invalid, we will lose all interest that we have in the 23 patented and 122 unpatented mining claims

The 23 patented and 122 unpatented mining claims are owned by Commonwealth Resources, L.L.C. and are under an option to us. WGM Group, a professional survey company in Missoula, Montana, surveyed, staked and filed all 122 unpatented claims on behalf of Commonwealth Resources, L.L.C. These claims were staked on public lands administered by the Bureau of Land Management. The right to conduct exploration programs on these 122 unpatented mining claims is subject to permitting by the Bureau of Land Management. The right to conduct exploration programs on the 23 patented mining claims is subject to permitting by the Montana Department of Environmental Quality. The invalidity of any claims would have an adverse affect on any future revenues.

In order to keep the 122 unpatented mining claims in good standing, the Bureau of Land Management requires that an annual maintenance fee be paid before August 31st of each year. In the event that these maintenance fees are not paid by the August 31st deadline, the mining claims become invalid and revert to the Bureau of Land Management. In the event that our mining claims become invalid, we will lose all interest that we have in the 122 unpatented mining claims.

In order to keep the 23 patented mining claims in good standing, the Granite County, Montana Treasurer requires assessed property taxes to be paid for each respective mining claim by the July 31st of each year. If, or when, property taxes become three years delinquent, we risk losing our interest in the 23 patented mining claims by operation of law.

15: In the event we fail to make our scheduled option payments, we will lose all interest that we have in the patented and unpatented mining claims

The 23 patented and 122 unpatented mining claims are owned by Commonwealth Resources, L.L.C. and are under contract to us. Under this contract, we are required to make annual option payments of $190,000 and annual access lease payments of $60,000 to keep our option to purchase the mineral rights to the patented and unpatented mining claims valid. In the event that the option payment and access lease payment are not paid by the deadline, and Commonwealth Resources L.L.C. is unwilling to negotiate an extension, we risk losing all interest in the claims.

16: Compliance with Sarbanes-Oxley may result in our inability to achieve profitability

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties relating to publicly-traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and its costs to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and board committee members, which are required pursuant to the Sarbanes-Oxley Act of 2002, in order to provide effective management. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly to attract or may deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in the Company's inability to achieve profitability.

Risk Factors Relating to Our Common Stock

17: We may be exposed to potential risks relating to our internal control over financial reporting and our ability to have those controls attested to by our independent registered public accounting firm.

Section 404 of the Sarbanes-Oxley Act of 2002 requires public companies to include a report of management on the company's internal control over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal control over financial reporting as well as the operating effectiveness of the company's internal controls. We are not yet subject to these requirements. We have not yet begun evaluating our internal control systems in order to allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ending December 31, 2008 in relation to our management's report and for our fiscal year ending December 31, 2009 relative to our accounting firm's attestation.

While we expect to expend significant resources over the next few months in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, there is a risk that we will not be able to comply with all of the requirements imposed by this rule. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive an unqualified attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with their audit of our financial statements, and in the further event that they are unable to devise alternative procedures in order to satisfy themselves as to the material accuracy of our financial statements and related disclosures, it is possible that we would receive a qualified or an adverse audit opinion on those financial statements which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

18: Indemnification of Officers and Directors.

Our Bylaws provide for indemnification to the fullest extent permitted by Montana law for any person whom we may indemnify thereunder; including our directors, officers, employees and agents. As a result, stockholders may be unable to recover damages against directors for actions taken by them in good faith and with the belief that such actions served the best interests of the Corporation, whether or not such actions actually did. Our Bylaws, therefore, may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit us and our stockholders.

19: A market for our common stock may never develop

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board ("OTCBB") upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, our shares may never be traded on the OTCBB, or if traded, a public market may not materialize. If our common stock is not traded on the OTCBB or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

20: If a market develops for our shares, they may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

     * Potential investors' anticipated feeling regarding our results of operations;
     * Increased competition and/or variations in mineral prices;
     * Our ability or inability to generate future revenues; and
     * Market perception of the future of the mineral exploration industry.

21: We are subject to "Penny Stock" rules

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation to the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock, may find it difficult to sell their shares.

22: We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not, in fact, qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Securities and Exchange Commission (the "SEC") and state securities agencies.

23: We do not expect to distribute cash dividends.

We do not anticipate paying any cash dividends on our shares because we intend to retain our earnings to finance our mining business. We cannot assure you that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate a positive cash flow. Therefore, investors who anticipate the need for immediate income in the form of dividends should refrain from the purchase of our shares. In the future, our Board of Directors will decide whether to declare any cash dividends based on the conditions then existing, including our earnings and financial condition.

24: There is no public trading market for our common stock and no public market may develop.

Currently, there is no trading market for our common stock, and there can be no assurance that such a market will commence in the future. There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all. If a trading market does commence, the price may be highly volatile. Factors discussed herein may have a significant impact on the market price of the shares offered. Moreover, our common stock in all likelihood will trade at a price below $5.00 per share and become subject to the "penny stock" rules enacted by the SEC. This would increase the likelihood that many brokerage firms will not participate in a potential future market for our common stock. Those rules require, as a condition to brokers effecting transactions in certain defined securities (unless such transaction is subject to one or more exemptions), that the broker obtain from its customer or client a written representation concerning the customer's financial situation, investment experience and investment objectives. Compliance with these procedures tends to discourage most brokerage firms from participating in the market for certain low-priced securities.

25: A purchaser of our shares runs the risk of losing his entire investment.

Only persons that can bear the economic risk of their investment for an indefinite period of time and can afford the total loss of their investment should consider the purchase of our shares.

26: Issuance of additional securities.

Our Board of Directors has authority to issue additional shares of common stock or other securities without the consent or vote of our stockholders. The issuance of additional shares, whether in respect of a transaction involving a business opportunity or otherwise, may have the effect of further diluting the proportionate equity interest and voting power of our stockholders. In the event of such future acquisitions, we could issue equity securities which would dilute current stockholders' percentage ownership, incur substantial debt or assume contingent liabilities. Such actions by the Board of Directors could materially adversely affect our operating results and/or the value of our common stock.

27: If our shares are quoted on the Over-The-Counter Bulletin Board (OTCBB), we will be required to remain current in our filings with the SEC and our shares will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the OTCBB, we will be required to remain current in our filings with the SEC in order for our common stock to be eligible for quotation on the OTCBB. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the OTCBB, investors in our common stock may find it difficult to sell their shares.

28: Voting Control by Commonwealth Resources, LLC.

Commonwealth Resources, LLC., owns, collectively, approximately 75%, or 17,068,302 shares of our total beneficially owned common stock. Commonwealth Resources, LLC. is comprised of four interest holders, which together own the 17,068,302 shares of our Company's common stock. The interest holders and their beneficially owned shares are as follows: Eric Sauve, 1,870,830 shares, Aaron Charlton, 9,649,566 shares, Kim Charlton-Benson, 1,870,830 shares and Rodney Haynes, 3,677,076 shares. Accordingly, these stockholders, as a group, will be able to control, among other things, the outcome of stockholders votes, including the election of directors, adoption of amendments to our Bylaws and Articles of Incorporation and approval of significant corporate transactions such as mergers.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, and the documents incorporated in it by reference, contains forward-looking statements that involve known and unknown risks and uncertainties. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as "may," "will," "should," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption "Risk Factors" and certain other matters discussed in this Prospectus, the documents incorporated by reference in this Prospectus, and other publicly available sources. These factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by this Prospectus. However, if all of the warrants to purchase the common stock covered by this Prospectus are exercised in full, we would receive gross proceeds of approximately $1,363,440. We would use any such proceeds for working capital and general corporate purposes. There can be no assurance that the selling shareholders or their transferees will choose to exercise any of the warrants. We have agreed to bear all expenses relating to the registration of the common stock registered pursuant to the registration statements of which this Prospectus is a part.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell shares from time to time, initially at a fixed price equal to $0.80 per share. The offering price was determined based upon the price at which we most recently sold our common stock in private transactions. However, we cannot determine what the market value of our common stock will be either now or at the time of sale. There is no relationship between this price and the Company's assets, earnings, book value or any other objective criteria of value. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the OTCBB, the selling shareholders may sell all, or a portion, of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. The selling shareholders of the issued and outstanding common shares are offering 1,887,018 shares of common stock through this prospectus. All of the shares were acquired from us by the selling shareholders in exempt transactions. The selling shareholders purchased their shares in three exempt offerings that were completed on March 23, 2007, October 31, 2007 and May 31, 2008, respectively.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, there is no public market for our capital stock, and we have not applied to have our common stock listed on any exchange or quoted by any quotation service. We intend to seek out a market maker to apply to have our common stock quoted on the OTCBB upon effectiveness of this Registration Statement. We are presently not required to comply with the disclosure policies of any exchange or quotation service. There are 1,030,195 shares of our common stock currently issuable upon exercise of warrants, of which 830,195 shares are covered by this Registration Statement. In addition, there are 21,450,195 shares of our common stock currently issued and outstanding, of which 1,886,893 shares are covered by this Registration Statement. In addition all of the 21,450,195 shares of outstanding common stock could be sold under Rule 144 beginning 90 days after we file this Registration Statement.

Effective February 15, 2008, Rule 144 was amended to provide, among other things, that, with certain exceptions, persons not affiliated with the issuer holding restricted securities of reporting companies for at least six months may each freely sell (subject only to the Rule 144(c) public information requirement until the securities have been held for one year) and non-affiliates of non-reporting companies may freely resell restricted securities after satisfying a 12-month holding period. The provision permitting free sales after a six month holding period does not apply to securities issued by a shell company or any company which has ever been a shell company before such shares were issued. Such shares can only be sold under Rule 144 at least twelve months after the issuer has (1) ceased to be a shell company, (2) has filed current "Form 10 information" and (3) become a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act") and made all required periodic filings for one year.

Our shares which were issued to the original shareholders, were issued at a time when we were an operating company and our Company had never been a shell company. Therefore, beginning 90 days after we become a reporting company by filing this Registration Statement, such shareholders may freely sell their shares under Rule 144 as amended, since they have held them for at least six months.

Rules Governing Low-Price Stocks

Our shares of common stock currently are not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement in which this Prospectus is included, becoming effective, we will seek out a market maker to apply for quotation of our common stock on the OTCBB

.

Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.

Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Common Stockholders of Record

As of September 30, 2008, we had 61 stockholders of record. However, this number does not include stockholders whose shares are held in trust by other entities and stockholders whose stock was held in nominee or street name by brokers, so the total number of beneficial stockholders of our shares is greater than the number of stockholders of record.

Except as described below, none of the selling shareholders: (1) have had a material relationship with the Company other than as a shareholder at any time within the past two years; or (2) have ever been one of the Company's officers or directors. However, there is one exception, in that Brian Blevins was a Director of our Company for a period of two months.

*

Maureen Sauve, the President's mother, does not live at the same address as Eric Sauve, holds 2,100 shares of common stock in Grant Hartford Corporation, and has had no business relationships with our Company,

*	Lauren Sauve, the President's sister, is the beneficial owner of 2,100 shares of common stock in our Company, and has had no business relationships with us,
*	Leo Sauve, the President's father, is the beneficial owner of 204,200 shares of common stock of our Company, and has had no business relationships with us,
*	Valerie Sauve, the President's sister, is the beneficial owner of 3,350 shares of common stock in our Company, and has had no business relationships with Grant Hartford Corporation,

*	Brian Blevins, a Director between March 15, 2007 and May 16, 2007, is the beneficial owner of 120,000 shares of common stock in our Company and currently has no business relationships with us.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	In short sales, or;
*	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.80 per share until such time as the shares of our common stock become traded on the OTCBB or another exchange. Although we intend to apply for quotation of our common stock on the OTCBB, public trading of our common stock may never materialize. If our common stock becomes traded on the OTCBB, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for the our stock at the time of resale. In these circumstances, the sales price to the public may be:

*	The market price of our common stock prevailing at the time of sale;
*	A price related to such prevailing market price of our common stock, or;
*	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities and Exchange Act of 1934, as amended, in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things,:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and;
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act, as amended.

We are not currently a party to any legal proceedings.

Previous Issuance and Offerings of Our Common Shares

On March 22, 2007, we issued 1,000,000 common shares at a price of $0.001 per share to our President and CEO as founders' shares, pursuant to an exempt transaction.

On March 23, 2007, we closed an exempt offering, for 280,000 common shares at a price of $0.125 per share.

On June 15, 2007, we issued 14,000,000 common shares at no par value pursuant to the terms of an Option Agreement with Commonwealth Resources, L.L.C. regarding the Garnet Mineral property. The shares were issued pursuant to an exempted transaction.

On June 18, 2007, we issued 100,000 common shares at a price of $0.001 to one of our Directors as founders' shares. The shares were issued pursuant to an exempted transaction.

On October 31, 2007, we closed an exempt offering for 793,900 common shares at a price of $0.50 per share.

On October 24, 2007, we issued 25,000 common shares at a price of $0.001 to one of our Directors as founders' shares. The shares were issued pursuant to an exempted transaction.

On December 10, 2007, we issued 10,000 common shares at a price of $0.001 per share to our Vice President as founders' shares. The shares were issued pursuant to an exempted transaction.

On December 17, 2007, we issued 5,000 common shares at a price of $0.50 per share to our attorney pursuant to the terms of a retainer agreement. The shares were issued pursuant to an exempted transaction.

On January 24, 2008 the Company amended its Option Agreement with Commonwealth Resources LLC, wherein the Company issued 5,000,000 common shares at no par value in lieu of 5,000,000 preferred shares. The shares were issued pursuant to an exempted transaction.

On May 31, 2008 the Company closed an exempt offering for 236,295 common shares at $0.80 cents per share.

From September 6, 2008, through October 15, 2008, the Company entered into five (5) Non-Transferable Convertible Notes (the "Notes") in the aggregate sum of $225,500. The NOtes were entered into pursuant to exempt transactions.

DIVIDEND POLICY

We have never paid dividends on our common stock and our present policy is to retain anticipated future earnings for use in our business.

EQUITY COMPENSATION PLAN INFORMATION

Currently, we do not have any compensation plans in place under which any of our equity securities may be issued. However, the Company may develop a compensation plan for its officers and directors and other key employees.

DILUTION

We are not selling any common stock in this offering. As such, there is no dilution resulting from the common stock to be sold in this offering.

SELECTED FINANCIAL INFORMATION

The following selected financial data should be read in conjunction with our audited and unaudited financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

Statement of Operations

Balance Sheet Data	From Inception March 15, 2007, to December 31, 2007 (Audited)	September 30, 2008 (unaudited)

Cash	$90,873	$532
Total Assets	$310,634	$454,884
Liabilities	$122,905	$667,165
Total Stockholder's Equity	$187,729	($212,281)

Statement of Loss and Deficit
Revenue	$0	$0
Loss for the Period	($247,857)	($398,396)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Prospectus and the documents incorporated in it by reference contain forward-looking statements that involve known and unknown risks and uncertainties. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as "may," "will," "should," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption "Risk Factors" and certain other matters discussed in this Prospectus, the documents incorporated by reference in this Prospectus, and other publicly available sources. These factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Executive Summary

We are in the business of developing mineral properties in the state of Montana. We have acquired options on the mineral rights on 23 patented mineral claims and 122 unpatented mineral claims. We propose to develop these claims upon the infusion of the necessary capital.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Though we evaluate our estimates and assumptions on an ongoing basis, our actual results may differ from these estimates.

Off Balance Sheet Arrangements

As of September 30, 2008, and December 31, 2007, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

(a) Plan of Operation.

Our independent auditor has noted that there is substantial doubt about our ability to continue as a going concern. In light of our lack of revenues, and operating capital, our ability to continue as a going concern is dependent upon future events, such as the successful development and exploration of the mineral property, our ability to engage the services of highly qualified consultants who have expertise in the industry and our ability to secure additional sources of financing. See Risk Factor-"Auditor has raised substantial doubt about our ability to continue as a going concern."

Our plan of operation is to conduct mineral exploration activities on 23 patented mineral claims and 122 unpatented mineral claims in order to assess their feasibility for commercial mining.

Our exploration program is designed to quantify, by confirmation drilling, targets identified by previous exploration programs which were conducted by Pegasus Gold Corporation, Trans Global Corporation, Western Energy Corp., American Mining Corporation and Anaconda Corp. Our geological data base contains geological, geochemical, and geophysical reports, maps, and drill logs prepared from work performed by the previously referenced companies. We currently hold a Small Miners Exclusion Statement (#46-032), and an Exploration License (#00545), which has been issued by the State of Montana.

Subject to additional funding, we expect to drill 15 additional holes in the third and fourth quarters of 2008 before weather conditions make it difficult to do so late in the year. We also expect to analyze the data from our drilling programs, conduct mine engineering and feasibility, and conduct mill engineering in the fourth quarter of 2008 and the first quarter of 2009. We expect to resume drilling in the second quarter of 2009 and continue drilling into the fourth quarter. Pending the outcome of mine engineering and feasibility, we expect to begin mining gold ore and begin construction of an on site mill for processing the gold ore in the second quarter of 2009.

The Company anticipates incurring expenses of approximately $730,000 for the fiscal year ending December 31, 2008.

EXPENSES
Financial conference fees Management fees General & administrative Professional fees Geological, drilling & property expenditures Surface access lease payments Option payment	$ 15,000 250,000 50,000 60,000 300,000 60,000 190,000
TOTAL	$ 925,000

The Company does not expect any significant changes in the number of its employees during the fiscal year ending December 31, 2008 or during the first, second and third quarters of 2009 other than to hire a part time Chief Financial Officer.

(b) Management Discussion and Analysis of Financial Condition.

Fiscal Year ended December 31, 2007.

Revenues

As of the fiscal year ended December 31, 2007, we did not generate any revenues. For the fiscal year ending December 31, 2008, management plans to satisfy our cash requirements and working capital needs through debt offerings. Additionally, we propose to raise additional capital by virtue of private placements of debt or equity offerings, in order to proceed with the necessary exploration on the Property.

Operating Loss

As at the financial period ended December 31, 2007, we incurred a net loss of $247,857. This net operating loss was a result of incorporation costs in the amount of $2,000, office, accounting, rent and administration expenses in the amount of $68,174, and costs related to the Option Agreement in the amount of $190,001. We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to undertaking the additional phases of our geological exploration program and the professional fees that we will incur in connection with the filing of this Registration Statement with the Securities Exchange Commission under the Securities Act of 1933, as amended. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934, as amended.

As at December 31, 2007, we had liabilities of $122,905 related to option payments on the mineral property.

For the year ended December 31, 2007, we had a total shareholders' equity of $187,729

.

Income Taxes

As at December 31, 2007, we did not pay any income taxes.

Liquidity and Financial Resources

We had negative working capital of $3,655 at December 31, 2007. For the fiscal year ended December 31, 2007, net cash used in operating activities was $144,194. For the fiscal year ended December 31, 2007 net cash used in investing activities was $191,384. For the fiscal year ended December 31, 2007, we raised working capital of $426,450, as a result of the issuance of our common stock. At year end, December 31, 2007, we had cash of $90,873.

Financial Statements for the nine month period ended September 30, 2008 as compared to the nine month period ended December 31, 2007.

Revenues

As of the nine month period ended September 30, 2008, the Company did not generate any revenues as compared to generating no revenues for the nine month period ended December 31, 2007.

Operating Loss

As at the nine month period September 30, 2008, we incurred a net loss of ($589,046), as compared to a net loss of ($148,562) for the nine month period ended September 30, 2007, representing an approximate 396% increase in net losses. This increase in net losses was primarily due to an increase in management expenses, geological, drilling and property expenditures and surface access lease payments.

As at September 30, 2008, we had total liabilities of $667,165 as compared to total current liabilities of $122,905 for the period ended December 31, 2007, representing an approximate 543% increase in current liabilities. This increase in total current liabilities was primarily due to the accrual of the Option payment: 2008 mineral property of $190,000, the 2008 Lease Access Payment of $60,000, and geological, drilling and property expenditures.

We have an accumulated deficit as at September 30, 2008, of ($836,903) as compared to ($247,857) for the period ended December 31, 2007. Additionally, as at September 30, 2008, we had total stockholders equity of ($212,281) as compared to $187,729 for the period ended December 31, 2007.

Income Taxes

As at September 30, 2008, we did not pay any income taxes.

Liquidity and Financial Resources

We had negative working capital of ($541,850) at the nine month period ended September 30, 2008, compared to negative working capital of $3,655 for the nine month period ended December 31, 2007. For the nine month period ended September 30, 2008, net cash used in operating activities was negative ($136,377), as compared to the nine month period ended September 30, 2007of negative ($11,378). For the nine month period ended September 30, 2008, net cash used in investing activities was ($190,000), as compared ($190,001) of net cash used in investing activities in the nine month period ended September 30, 2007. For the nine month period ended September 30, 2008, financing activities provided $236,036 and the nine month period ended September 30, 2007, financing activities provided $396,450. Net cash decreased by $90,341 for the nine month period ended September 30, 2008 as compared to an increase of $195,071 for the nine month period ended September 30, 2007.

From the date of the incorporation of March 15, 2007 through September 30, 2008, we have raised $624,622 in cash through the issuance of 21,450,195 common shares.

Financial Statements for the six month period ended June 30, 2008 as compared to the six month period ended December 31, 2007.

Revenues

As of the six month period ended June 30, 2008, the Company did not generate any revenues as compared to generating no revenues for the six month period ended December 31, 2007.

Operating Loss

As at the six month period June 30, 2008, we incurred a net loss of $190,650, as compared to a net loss of $47,324 for the six month period ended June 30, 2007, representing an approximate 300% increase in net losses. This increase in net losses was primarily due to an increase in management expenses, geological expenditures and surface access lease payments.

As at June 30, 2008, we had total current liabilities of $349,009 as compared to total current liabilities of $122,905 for the period ended December 31, 2007, representing an approximate 184%

increase in current liabilities. This increase in total current liabilities was primarily due to the accrual of the Option payment: 2008 mineral property of $190,000 and the 2008 Lease Access Payment of $60,000.

We have an accumulated deficit as at June 30, 2008, of $438,507 as compared to $247,857 for the period ended December 31, 2007. Additionally, as at June 30, 2008, we had total stockholders equity of $186,115 as compared to $187,729 for the period ended December 31, 2007.

Income Taxes

As at June 30, 2008, we did not pay any income taxes.

Liquidity and Financial Resources

We had negative working capital of $195,269 at the six month period ended June 30, 2008, compared to negative working capital of $3,655 for the six month period ended December 31, 2007. For the six month period ended June 30, 2008, cash used in operating activities was negative $58,575, as compared to the six month period ended June 30, 2007, providing cash of $100,533. For the six month period ended June 30, 2008, cash used in investing activities was $190,000 as compared $190,001 of cash used in investing activities in the six month period ended June 30, 2007. For the six month period ended June 30, 2008, financing activities provided $184,536 and the six month period ended June 30, 2007, financing activities provided $89,900. Net cash decreased by $64,039 for the six month period ended June 30, 2008 as compared to an increase of $432 for the six month period ended June 30, 2007.

From the date of the incorporation of March 15, 2007 through June 30, 2008, we have raised $624,622 in cash through the issuance of 21,450,195 common shares.

Recent Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), which provides interpretive guidance on the consideration of the effects of prior year misstatements for the purpose of a materiality assessment. SAB 108 is effective for us in the 2008 fiscal year. The adoption of SAB 108 had no effect on our financial statements

.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 will be applied prospectively and will be effective for periods beginning after November 15, 2007. The Company is currently evaluating the effect, if any, of SFAS 157 on the Company's financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Specifically, FIN 48 requires the recognition in financial statements of the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. Additionally, FIN 48 provides guidance on the de-recognition of previously recognized deferred tax items, classification, accounting for interest and penalties, and accounting in interim periods related to uncertain tax positions, as well as, requires expanded disclosures. FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. There was no impact on the financial statements on our financial statements as a result on implementing FIN 48 on November 1, 2007.

In June 2006, the Emerging Issues Task Force ("EITF") of the FASB ratified EITF Issue 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement. (That is, Gross Versus Net Presentation)." A consensus was reached that entities may adopt a policy of presenting taxes in the income statement on either a gross or net basis. An entity should disclose its policy of presenting taxes and the amount of any taxes presented on a gross basis should be disclosed, if significant. The guidance is effective for periods beginning after December 15, 2006. We present revenues net of taxes. EITF 06-3 will not impact the method for recording these sales taxes in our financial statements. In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities". SFAS No. 159 permits entities to choose, at specified election dates, to measure eligible items at fair value (the "fair value option"). A business entity shall report unrealized gains and losses on items by which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, "Fair Value Measurements." The Company does not expect the adoption of SFAS No. 159 to have a material effect on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations- Revised, that improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this statement establishes principles and requirements how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The changes to current practice resulting from the application of SFAS No. 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141(R) before December 15, 2008 is prohibited. The Company does not expect the adoption of SFAS No. 141(R) to have a material effect on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51." The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require the following changes. The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity. The amount of consolidated net income attributable to the parent and to the non-controlling interest to be clearly identified and presented on the face of the consolidated statement of income. When a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary is initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any non-controlling equity investment rather than the carrying amount of that retained investment and entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The changes to current practices resulting from the application of SFAS No. 160 is effective for financial statements issued for fiscal years beginning alter December 15, 2008, and interim periods within those fiscal years. The adoption of SFAS No. 160 before December 15, 2008 is prohibited. The Company has not evaluated the effect, if any, that SFAS No. 160 will have on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133. SFAS No. 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. The standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged, but not required. We do not anticipate the adoption of SFAS No. 161 will have a material effect on the Company's financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF BUSINESS

General

We incorporated on March 15, 2007, under the laws of the State of Montana. On June 15, 2007, we acquired an option to purchase a 100% interest in the mineral rights (excluding surface rights) to 23 patented mining claims and to purchase 122 unpatented mining claims from Commonwealth Resources, L.L.C. The property is located in the Garnet Mining District in Granite County in the State of Montana.

Our plan of operations is to perform exploration work in order to ascertain whether the property possesses commercially-mineable quantities of gold and silver. We will not be able to determine whether or not these claims contain a commercially-exploitable mineral deposit, or reserve, until drilling and exploratory work is completed and an economic evaluation based on that work indicates economic viability. Phase I of our exploration program is under way. Field operations began in June, 2008 and are expected to cost approximately $1,275,000. Once we receive the results of our Phase I exploration, our Board of Directors, in consultation with our consulting geologists, will assess whether to proceed with further phases of exploration. The existence of commercially-exploitable mineral deposits in these mineral claims is unknown at the present time, and we will not be able to ascertain such information until we receive and evaluate the results of our exploration programs.

Acquisition of the patented and unpatented mineral claims.

We have acquired an exclusive option to purchase the mineral deeds to 23 patented mineral claims and 122 unpatented mineral claims located within the Garnet Mining District of Granite County, Montana from Commonwealth Resources, L.L.C. The owner of record of 122 of these unpatented claims is Commonwealth Resources, L.L.C. who holds these claims subject to the terms and conditions in the Option Agreement between Commonwealth Resources, L.L.C. and our Company, Grant Hartford Corporation. Commonwealth Resources, L.L.C. is owned by Aaron Charlton (56.5%), Rodney Haynes (21.5%), Kim Charlton-Benson (11%), and Eric Sauve (11%). Aaron Charlton and Eric Sauve are related parties to our Company. Commonwealth Resources, L.L.C. retained the services of WGM Survey Co. of Missoula, Montana to physically stake and record ownership in these 122 unpatented mineral claims which are within Granite County, Montana and under the jurisdiction of the Bureau of Land Management. The owner of record on 22 of the 23 patented mineral claims is Commonwealth Resources, L.L.C. The owner of record of one patented claim, the Free Coin, is Karl Roesch, a shareholder of the Company. Commonwealth Resources, L.L.C. holds a mining lease and a purchase agreement on this claim, which has been assigned to us.

The 122 unpatented mineral claims are administered by the Bureau of Land Management under the provisions provided for by the 1872 Mining Law. Commonwealth Resources, L.L.C.'s interest in these 122 unpatented mineral claims will continue into perpetuity provided that Commonwealth Resources, L.L.C. pays a $125 maintenance fee each year on each mineral claim in compliance with the Bureau of Land Management regulations pertaining to unpatented mining claims. The required amount of expenditure for Commonwealth Resources, L.L.C. to hold these 122 claims is $15,250 per year. The maintenance amount is set by the Bureau of Land Management and can be modified at its sole discretion. The unpatented mineral claims are freely assignable to Grant Hartford Corporation.

Commonwealth Resources, L.L.C. is the titled owner of 22 patented mineral claims. Commonwealth Resources, L.L.C.'s interest in these 22 patented mineral claims will continue in perpetuity provided that Commonwealth Resources, L.L.C. pays the assessed property taxes for each of the respective mining claims to Granite County, Montana. The required tax expenditure for Commonwealth Resources, L.L.C. to hold these 22 patented mineral claims is $1,362 per year. The State of Montana and Granite County set the property tax rate which can be altered biennially by the State legislature.

The 23 patented mining claims are fee simple properties which are taxed by the State of Montana and Granite County, Montana. Exploration and mining activities on these claims are regulated by the authority of the Montana Department of Environmental Quality.

Mineral rights can be severed from the fee simple title to real property. We own the option to purchase the mineral rights of the 23 patented mining claims from Commonwealth Resources, L.L.C. Commonwealth Resources, L.L.C. will, however, retain the surface rights. We pay an annual surface access lease fee of $60,000 per year.

Four of the patented mineral deeds owned by Commonwealth Resources, L.L.C. have a mortgage lien that is non-interest-bearing, in the amount of $300,000 payable to Intrepid Technologies Inc. of Idaho Falls, ID. Those four claims are the Nancy Hanks, (ms#5365), Dewey-Midnight, (ms#9833), Tiger, (ms#5361), and Placer Claim 751, (ms#751).

Three of the patented mining claims owned by Commonwealth Resources, L.L.C. have a trust indenture, interest bearing at 12% per annum, in the amount of $85,074 payable to Herbert B. Hanich, DVW, Profit Sharing Plan. Those three claims are the Fourth of July (ms#5453), North Star (ms#9404), and the Harold (ms#5812).

Agreement between us and Commonwealth Resources, L.L.C.

We entered into a contract with Commonwealth Resources, L.L.C. with the effective date of June 15, 2007 to obtain the exclusive option to purchase the mineral rights (excluding surface rights) on the 23 patented mining claims and an exclusive option to purchase the 122 unpatented mining claims. Under this contract, we have the right to explore for minerals, develop potential mining targets and mine up to 100 tons per day prior to exercising our option to purchase.

We are required to complete the following terms of this contract in order to retain the option:

1	Issue 19,000,000 of our common shares to Commonwealth Resources, L.L.C.;
2

Make annual option payments of $190,000 to Commonwealth Resources, L.L.C. for a period of up to five years, starting June 15, 2007 and ending upon exercise of the option or June 15, 2012, whichever occurs first;

3	Make annual option payments of $400,000 to Commonwealth Resources, L.L.C. starting June 15, 2012 and ending June 15, 2014 in order to extend the option period for an additional two years;
4	Make annual access lease payments to Commonwealth Resources, L.L.C. of $60,000 starting June 15, 2007 and continuing for the life of the project;

We are required to complete the following terms of this contract in order to exercise our option to purchase:

1

Pay a purchase price of $7,000,000 to Commonwealth Resources, L.L.C. for the ownership of the mineral rights (but not surface rights) for the 23 patented mineral claims and to acquire the 122 unpatented mineral claims, or;

2	Pay $2,000,000 to Commonwealth Resources, L.L.C. with the balance financed at 7%

interest for a period of 36 months for the mineral rights to the 23 patented mineral claims and 122 unpatented mineral claims,
3	Exercise our option any time within the first five years of the contract or in the two option extension years should we so elect.

We have the right to mine the property prior to exercising our option under the following terms:

1	Production must not exceed 100 tons per day;
2	The Company must pay Commonwealth Resources, L.L.C. a 5% Net Smelter Return ("NSR") on all gold production.

We selected the Garnet Mining project based upon an independent geological report which was commissioned from Thomas J. Peters, our Consulting Geologist. Mr. Peters recommended a three-phase exploration program on the property which we estimate will cost approximately $1,275,000 for Phase 1. We have begun Phase I of the exploration program.

Description and Location of the 23 patented and 122 unpatented mineral claims

The mineral claims are located in the Garnet Mining District, Township 12N Range 14W Sections: 2, 3, 4, 10, 11, 12, and 14, located in Granite County, Montana. The claim area is approximately 50 miles east of the city of Missoula, Montana and covers approximately 2,900 acres.

The listed owners of record for the patented mining claims own the fee simple rights to the property. The listed owners of record for the unpatented mining claims have the exclusive right to mine the property, and the surface rights are public lands administered by the Bureau of Land Management. Currently, we are not aware of any issues that might affect the title to any of the patented mining claims, unpatented mining claims, surface deeds or mineral deeds.

Geological Report on our Mineral Property Area Mining District.

We have obtained an independent Geological Report, prepared by Thomas J. Peters, a Consulting Geologist for Grant Hartford Corporation. Thomas J. Peters is a geologist residing in Spokane, Washington. Mr. Peters obtained a Masters degree in Geology from Bowling Green State University, Ohio in 1969. Mr. Peters is also a licensed geologist with the State of Washington. His Geological Report was prepared upon the review of all available historic exploration and mining data compiled on the 23 patented and 122 unpatented mining claims in the Garnet and Coloma Mining Districts. Based on the results of this report, we acquired an exclusive option to purchase these mineral rights through an Option Agreement with Commonwealth Resources, L.L.C.

In summary, the property that is the subject of these mining claims was previously developed and contains both open-pit and underground mines which can be rehabilitated. Currently, there is no commercial production plant or equipment located on the property that is the subject of these mining claims. In addition, there is no power supply to these mining claims. Phase 1 of our exploration program is intended to confirm previous drilled results. However, there is no assurance that mineral reserves will be found. Selected informational sections of the Geological Report are provided as follows for additional specific information:

Excerpts From:

GEOLOGIC EXAMINATION OF THE ECONOMIC POTENTIAL FOR GOLD MINING
At The GARNET AREA GOLD MINING PROPERTY
By Thomas J. Peters, Geologist, WA License No. 2002
April 12, 2007

"The 5-mi2 Area, 23 patented and 122 located 20-acre claims, 50 mi east of Missoula, Montana includes the Garnet and Coloma mining districts, perched on the northwest-trending Garnet Range, dividing the Clark Fork and Blackfoot River drainages."

PREVIOUS WORK

"An immense amount of information has accumulated over the 140-year history of the Garnet Area, much of this has been gathered over the last 50 years by the efforts of James Charlton and his son Aaron Charlton. There is on site a room filled with file cabinet after cabinet and map case after case containing maps, cross-sections, publications, private reports, and detailed maps and descriptions of surface and underground workings. The Grant Hartford Corporation plans to digitize this library of material."

"Site-specific published reports include a U.S. Geological Survey Bulletin (660) by Pardee (1918), a Montana Bureau of Mines Memoir (39) (includes Bibliography) by Kauffman and Earll (1963), mapping by Wallace and others (1977, 1978), and an Iowa State University Master's Thesis (1986) by K.M. Wilkie on the Garnet-Coloma Area, Annual Reports of the State Inspector of Mines, and numerous newspaper and popular accounts. Regarding important details of stratigraphy; production records; mineralogical, geological, and historical information; the reader is referred to these. They are not outdated per se, although there is commonly additional information".

"Private work includes important maps of the Ohio Mining and Development Company (1919) and a pen contemporaneous report by T.H. Rosenkranz who detailed geology, operations, production, grades, and descriptions of ore and rock of mining claims active at the time. Torrey (1934, 1935), a mining engineer, reported to the Nancy Hanks Gold Mining Company, H.A. Bellows, Treasurer. American Gold Company (AGC) work is reported by Irving (1965, 1967, and 1969."

"Western Energy Company by Pederson (1988), Trans-Global Resources, N.L., by Koehler Stout (1991), geological mapping by University of Montana Geology Professor by James Sears was carried-out. A Final Summary report for AGC covering three years of systematic exploration by Trans-Global Resources, N.L., by Koehler Stout (1991)."

"Pegasus Gold Corporation final report, Stimson (1992), includes detailed appendices of exploration data which advances our understanding of surface resources to beyond the prefeasibility level. A report for the Clearwater Land Exchange by Brower (1999), discussed the probable viability of surface mining part of the deposit at a $315 per oz gold price. Also, there are several shorter professional reports and much specific, authentic and accurate, mineral and mining data."

RESOURCES

Surface Resources

"Gold ore resources occur in several forms. Perhaps most accessible for producing quick cash flow are existing mine dumps. Brower (1999, p.12) reports 31,952 tons of ore averaging 0.102 oz per ton gold for a total of 3,246 ounces of gold."

"The second form of readily accessible gold ore consists of shallow deposits, surface mineable again at $8 per ton. The best definition of these deposits was carried out between 1989 and 1992 by Pegasus Gold Corporation (Stimson, 1992), which planned to mine surface deposits:"

"Between December, 1989, and December 1992, Pegasus Gold conducted an exploration program covering over 22 square miles and employing airborne magnetics and resistivity, ground ,magnetics, IP, and resistivity surveys. Drill targets were defined using geologic mapping, rock, soil and trench geochemistry. Fourteen targets were drill tested with 147 reverse circulation holes (47,601 feet), and six core holes (1,710 feet). Potentially mineable reserves were discovered in three separate deposits."

"The "potentially mineable reserves" referred to are the Nancy Hanks and Cascade deposits. Pegasus determined there were 4.6 million tons of ore grading between 0.037 oz per ton to 0.040 oz per ton. The gross value of this identified resource at $650 gold is $117 million."

"Their resource determination was arrived at by calculating the resource manually using the polygonal method. Brower (1993) commented:"

"The approach employed by Pegasus is suitable as a first approximation, early-indication type of estimate, to determine whether enough gross grade and tonnage is present to merit further work, but is far too generalized for feasibility decisions. More sophisticated analytical techniques using computer models (below) can reveal ore grades and gross tonnages that differ significantly from first approximations. They can be substantially higher or lower, due to more selective designation of what is ore and what is waste, which can subsequently expand or contract mineable zones."

"The Brower report utilized the proprietary programs SURPAC to generate a mine block model and THREE-D to determine pit configuration and mineable tons of ore and waste. Using data from 62 of Pegasus' drill holes in the Nancy Hanks deposit and 17 in the Magone & Anderson deposit with an average spacing of 250 feet apart provided: "...sufficient basis for considering the results to be in the proven/probable range, and therefore sufficient for economic analysis."(Brower: 1999)"

"Computer modeling using Pegasus' drill hole data generated gold ore reserves of 6.6 million tons at an average grade of 0.086 oz. per ton and a stripping ratio of 1.72. The gross value of the identified resource utilizing Brower's figures is $369 million at $650 gold."

"There are many ways to look at the data when making a "ball park" estimate of profit and revenues prior to a full feasibility study. However it is sketched, surface resources are indicated resources that should be mineable at an approximate average of 1 million tons per year for 6 to 10 years."

RECOMMENDATIONS

"This is an economically interesting gold prospect, and there are outstanding possibilities for a very profitable gold mining operation while gold prices show great strength at over $650 per oz troy. Today's mining is safer, more efficient and environmentally friendly. Current technology offers a start up mining company mechanical, financial and intellectual agility. Gold is especially interesting because it's a high value, low tonnage commodity, and mining can be carried out at various scales of operations."

"Based on my review of the historical geological data that indicates potentially economic gold mineralization on the mining claims, I recommend the following 3 phase exploration, mining and milling development program for Grant Hartford Corporation:

Year 1

1.	Organize and review existing data archive;
2.	Convert paper maps, drill logs, reports and geochemical and geophysical data to digital format and input data into subsurface and block modeling software such as Geosoft or SURPAC.
3.	Develop a core drill program for confirmation drilling of historically reported high grade mineralization drill intercepts; 10 to 12 core holes,
4.	Based on data from core hole program, drill up to 20 reverse circulation holes for blocking out potential high grade ore reserves,
5.	Trench, sampling and mapping programs,
6.	Open and explore significant historical tunnels, shafts and addits,
7.	Conduct airborne magnetics on specific targets,
8.	Begin feasibility and environmental base line study for underground and open pit mining,
9.	Conduct preliminary mine engineering for underground high grade gold mineralization,
10.	Plan year 2 exploration and drill programs and continue environmental base line and feasibility studies

Year 2

Based on exploration activity results of Year 1, an intensified program of drilling, exploration and permitting:

1.	Drill 15 core holes;

2.	Drill 35 reverse circulation holes;
3.	Continue feasibility study;
4.	Begin permitting and construction of mining adits;
5.	Begin permitting and design of a pilot mill for processing 100 tons per day of mineralized ore;
6.	Begin mine engineering and base line studies for open pit design;

Year 3

Based on the exploration activity results of Year 2:

1	Drill 20 core holes;
2.	Drill 30 reverse circulation holes;
3.	Complete bankable feasibility study on open pit,
4.	Complete permitting for an open pit mining operation;
5.	Engineer and permit a high tonnage processing facility for mineralized ore from the open pit mining operation;
6.	Construct pilot mill for processing mineralized ore from underground mines.

Our budget for implementing our consulting geologist's recommendations:

Year 1

Item	Cost

Drilling: 10 core holes, 50 reverse circulation holes:
Sub-surface 3D computer modeling:
Geology: core logging, assay, survey
Mine Engineering & feasibility study:
Bonding: drilling, road building
Road & drill pad construction, transportation, fuel, insurance
Contingency @ 10%

$ 700,000 $ 100,000 $ 100,000 $ 50,000 $ 60,000 $ 150,000 $ 115,000
TOTAL:	$1,275,000

Field work on Year 1 began June, 2008 and is expected to be completed in the spring of 2009. Upon review of the geological data obtained from this field work we will assess whether the results are sufficiently positive to warrant the next stage of the exploration program. We will make this decision to proceed with further programs based upon our consulting geologists' review of the results and their recommendations. In order to complete Year 1 and any additional years, we will need to raise additional capital.

Competition.

In general, the mineral exploration industry is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

We were incorporated on March 15, 2007 and our operations are not well-established. Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. At the present time, our resources are limited. As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the Garnet Mining Claims. There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities. If a commercially-viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations. These factors could inhibit our ability to compete with other companies in the industry or to enter into mineral claim production, in the event a commercially-viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include but are not limited to: market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our inability to receive an adequate return on our invested capital.

Compliance with Government Regulation

If we progress to the production phase, our Small Miner Exclusion Statement (#46-032) will allow us to construct and operate a milling facility and mine an unlimited amount of material subject to a surface disturbance of less than five (5) acres.

We are undertaking a study to expand our Small Miner Exclusion Statement to an Operating Permit that would allow us to expand our mine operations beyond a surface disturbance area of five (5) acres. We cannot be certain that such approvals will be obtained. The cost and time involved in obtaining such approvals cannot be known in advance.

The primary agency that governs the exploration and mining of minerals in the State of Montana on private lands is the Montana Department of Environmental Quality ("DEQ"). The Bureau of Land Management manages the development of Montana's mineral resources on federally-owned lands, and implements policies and programs respecting their development while at the same time protecting the environment.

Exploration and development of unpatented mining claims is regulated by the Bureau of Land Management ("BLM"). The exploration and development of patented mining claims is regulated by the Montana Department of Environmental Quality.

Activities such as trenching and drilling require us to post a reclamation bond calculated by the amount of surface disturbance. The bond is refundable upon a BLM and/or Department of Environmental Quality inspector's determination that the exploration program has completed the required reclamation.

The BLM governs the procedures involved in the location, staking, recording and payment of maintenance fees of unpatented lode claims and placer claims in Montana.

The Bureau of Land Management and the Montana Department of Environmental Quality monitor and regulate all mineral exploration and development carried out on unpatented and patented mining claims in Montana. Their oversight applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, OSHA, IMSHA, and Workers Compensation have provisions for employment standards, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. There are also federal and state statutes regarding water use and discharge.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Reclamation is the process of bringing the land back to its original natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage, caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program requires little reclamation or remediation because of minimal disturbance to the ground. At the date of this filing, the Company has posted bonds totaling $20,818 with the Montana Department of Environmental Quality for its 2008 exploration program.

Research and Development Expenditures

From inception through September 30, 2008, we have incurred research and development expenditures of: $6,900 for the generation of geological consulting reports, $8,491 for the organization of geological data, and $14,280 for a consulting agreement with the University of Montana.

Subsidiaries

The Company has neither formed, nor purchased any subsidiaries since the date of its incorporation.

Patents and Trademarks

The Company does not own, either legally or beneficially, any patent or trademark.

Business Plan

Our business plan is to proceed with the exploration and development of our Garnet Mining claims to determine whether they contain commercially-exploitable reserves of gold, silver and other metals. We intend to proceed with the exploration program as recommended by our consulting geologist. Year 1 of the recommended geological exploration program will cost approximately $1,275,000. We had ($3,655) in working capital as of December 31, 2007. Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended Year 1 exploration programs on the Garnet Mining claims.

Year 1 consists of core drilling, reverse circulation drilling, assay and survey completion, mine engineering and the entering of geological data into a THREE-D subsurface modeling program. The field exploration program began in June, 2008 and is expected to be completed by May 31, 2009.

To conduct the anticipated exploration work required in our three phase exploration, mining, and milling development program, we have retained J. Robert Flesher as our staff geologist and Ted Antionoli, Dr. James Sears, and Thomas Peters as our consulting geologists.

In the next 12 months, we also anticipate spending an additional $1,220,000 on property holding costs, property acquisition costs, project management costs, and administrative expenses, including fees in connection with the filing of this Registration Statement and complying with our reporting obligations. Additionally, we plan to purchase equipment and add to the number of our employees during the next twelve months.

Total expenditures over the next 12 months are expected to be approximately $2,495,000.

Once the analyses of the Year 1 exploration programs have been completed, our Board of Directors, in consultation with our staff and consulting geologists, will assess whether to proceed with Year 2 of our mineral exploration program. This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the current market status for financing mineral exploration projects. In the event our Board of Directors, in consultation with our staff and consulting geologists, chooses to complete Year 1 and subsequent years of the mineral exploration programs, we will require additional financing.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses.

In the event that the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the Garnet Mining Claims, we intend to seek out and acquire interests in mineral exploration properties in the western United States. In the opinion of our consulting geologists, this area offers attractive mineral exploration opportunities. Presently, we have not given any consideration to the acquisition of other exploration properties, because we have only recently commenced our initial exploration program.

Market Information

According to the World Gold Counsel, demand for gold is widely spread around the world. East Asia, the Indian sub-continent and the Middle East accounted for 72% of world demand in 2007. In addition, India, Italy, Turkey, the United States and China are responsible for 55% of the world's gold demand; each market is being driven by a different set of socio-economic and cultural factors.

The price of gold is set in daily trading sessions at metal exchanges throughout the world. Gold smelted to a fineness of .995 is considered pure and qualified to sell at the metal exchanges.

Revenue Strategy

In the event that we are able to identify an economically feasible deposit of gold, we intend to mine and produce gold ore. At this point, we would contract with, and ship the ore to, a local milling facility that would process the ore to a fineness of .995 and pay Grant Hartford Corporation the contained amount, minus processing fees.

In addition, provided its economic feasibility, we intend to build a mill and processing facility on site in order to produce gold at a .995 fineness, which would eliminate the local milling facility and allow us to directly sell in the metals exchanges.

Equipment, Materials and Suppliers

Contracting; pad construction, reclamation: Mining Equipment; Drill Supplies: Reverse Circulation Drilling:	Sholty Contracting, Missoula, MT North West Mining Supply, Wallace, ID Miners Inc., Riggins, ID O'Keefe Drilling, Butte, MT

Consulting Firms

Water Resource Baseline Study: Mill & tailings pond location & survey: Drill hole survey & mapping: Mill feasibility and engineering: Bulk Sample Testing: Assay:

Kirk Engineering, Sheradon, MT
Kirk Engineering, Sheradon, MT
WGM Engineering, Missoula, MT
CDM Engineering, Helena, MT
A & A Mining, Phillipsburg, MT
Norris Labs, Norris, MT
Olmstead Labs, Deer Lodge, MT

Internal Accounting: Legal:	JCCS, Missoula, MT Raul N. Rodriguez, Esq. Denver, CO David Rodli, Esq. Missoula, MT Dorsey & Whitney, Seattle, WA

Government Approval and Regulation

We currently hold a Small Miners Exclusion Statement (#46-032) which has been issued by the State of Montana. The annual cost of this permit is $25.00. We also currently hold an Exploration License (#00545), which has been issued by the State of Montana. The annual cost of this permit is $25.00. In addition, we have bonded a drilling and exploration program with the Montana Department of Environmental Quality and the Bureau of Land Management. The bond amounts total $20,836.

Employees/ Consultants

We have two full-time employees, Eric Sauve, our President, CEO and CFO and Aaron Charlton, our Senior Consultant. We also have one staff geologist, J. Robert Flesher, and three consulting geologists, Ted Antionoli, Dr. James Sears and Thomas Peters. We propose to recruit a full-time Chief Financial Officer in the future.

Reports to Shareholders

Following the effectiveness of the Registration Statement, of which this Prospectus is a part, we plan to become a reporting company under the Securities Exchange Act of 1934 and to comply fully with its requirements, including those relating to reports to stockholders. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Although it is not part of this Prospectus, you may find additional information about us at our website, where our products are discussed in more detail.

DESCRIPTION OF PROPERTIES

Our executive offices are located in Missoula, Montana. We rent a 1000 square foot field office under a lease that terminates on October 31, 2008. The annual rent is $7,800. We expect to enter into a new lease for this facility. This facility is sufficient for our current needs, but we may obtain larger facilities as we carry out our business strategy.

LEGAL PROCEEDINGS

We are currently not a party to any pending litigation, government investigation, or any other legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Management

The Company's management and key employees are the following:

Name	Age	Position with Company
Eric Sauve David Gilmer Charles Yesson J. Robert Flesher	42 34 75 44	President, CEO,CFO, Director Secretary & Treasurer, Director Independent Director Vice-President of Geology and mining

Profiles of our officers and directors are set forth below:

Eric Sauve, President, Chief Financial Officer, Chief Executive Officer, Director

As President, CEO and CFO, Mr. Sauve oversees the day-to-day management of our Company and the strategic evolution of its mineral exploration and development programs. He has experience in corporate finance, structure, and management of both private and public companies. Prior to his position at Grant Hartford Corporation, Mr. Sauve held the position of Chief Financial Officer of Electra Gold Ltd., a publicly trading, operating mining company based in Canada. Mr. Sauve was also President and Chief Financial Officer of Nexus Minerals Inc. a Vancouver based gold mining and exploration company. For the 12 years prior to his position with Nexus, Mr. Sauve was a licensed stock broker where he worked extensively in the securities markets and was a licensed insurance agent in British Columbia. Mr. Sauve earned a BA degree from the University of British Columbia in 1994.

David Gilmer, Director, Secretary and Treasurer

Mr. David Gilmer received his Bachelors of Science degree in Accountancy at Northern Arizona University in Flagstaff, AZ. After graduating in 1996, Mr. Gilmer worked for Vail Resorts, Inc. (VRI) in Vail, CO. VRI is a publicly-traded company that owns and operates several large ski areas, golf courses, restaurants and retail shops. In 1999 Mr. Gilmer moved to Missoula, MT and began working with Junkermier, Clark, Campanella, Stevens, P.C. (JCCS), a public accounting firm. Mr. Gilmer works primarily in the field of income tax for individuals, partnerships, LLCs and S-corporations. Mr. Gilmer also has experience in audit, review, and compilation engagements of financial statements for various entities. He is currently on the firm's tax committee.

Mr. Gilmer has been on the board of the Montana Radio Reading Service for approximately seven years, has been its President for the last five years and is a member of its personnel committee. Mr. Gilmer also joined the board of St. Patrick Hospital & Health Foundation in December 2006 and is a member of its finance committee.

Charles Yesson, Director

Mr. Charles Yesson has over 35 years experience in the financial services industry. He has 25 years experience in managing public corporations and 10 years as a consultant to emerging companies and as an interim manager of several of these emerging companies. Mr. Yesson has worked extensively in areas of reorganization, growth, development and capitalization, both in the public and private sectors. He continues work in the securities, insurance, and management consulting areas.

Mr. Yesson received a Master's Degree, from New York University, Bachelor of Science in Education, from Penn State; Certification in Bank Marketing from Northwestern University; and a Certification in International Finance, from NSU Australia. He is currently a licensed securities broker with Anteus Capital of Beverly Hills, CA, life insurance agent, Mediator for the Superior Court of Orange County and Mediator for the California Department of Insurance.

Mr. Yesson is a former Naval Officer and Air Force Reservist, and is currently a published financial writer and a past public affairs speaker and commentator.

J. Robert Flesher, Vice-President Geology and Mining

Mr. J. Robert Flesher, received a Bachelor of Science Degree in Geology, from Montana State University in 1983. Mr. Flesher gained his experience in hydrological testing in various projects including the US Geological Survey. In 1986, Mr. Flesher began his career with Pegasus Mining Corporation, gaining a wide variety of experiences in mill operations, assay lab technician, ore control geologist, underground geological mapping and sampling, modeling with geologic software, stope designs, definition drilling, mine production, and GPS surveying. He is currently a mining engineer with MTMI, an operating gold, lead and zinc mine approximately 70 miles from the Company's property.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office pursuant to our Company's Bylaws. Our officers are appointed by its Board of Directors and hold office until removed by the Board of Directors.

Our Significant Employees/ Consultants

Eric Sauve is the Company's President, CEO, CFO and a member of the Board.

J. Robert Flesher is the Company's VP of Geology and an Officer of the Company.

Aaron Charlton, Senior Consultant.

Mr. Charlton and his family have owned and operated mining, milling and geological research projects for over 40 years. The Charlton family's interest in the Garnet Mining District dates back to 1961. Mr. Charlton's association with the property includes negotiating contracts with Kennecott Mining, Pegasus Mining Corporation, Newmont Mining, Trans-Global Resources, and Western Energy for the exploration and development of its properties. Mr. Charlton has over 30 years experience in mining finance, mining, milling, refining, assays and associated research facilities. He has provided management to a number of underground, open pit and placer operations in operating mines located in California, Nevada, Idaho and Montana and was Chairman of the Board for Transglobal Resources, a NASDAQ and ASX listed company, between 1991 and 1993. Mr. Charlton has a long-standing relationship with the University of Montana Geological Department, local government officials of Granite County, State officials including the Montana Department of Environmental Quality, the Montana Department of Economic Development, and the Federal Bureau of Land Management.

Indemnification of Directors and Officers

Our Bylaws provide that the Company shall, to the fullest extent permitted by the law of the State of Montana, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by the applicable provisions of Montana law. The indemnification provided for will not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. We are required to indemnify each officer and director to the fullest extent permitted by law and to advance certain expenses incurred by such persons. Further, the Montana Business Corporations Act provides limitations on the directors' rights to indemnification in certain circumstances.

Agreements with Our Advisors

Our business is conducted through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

*

We have an agreement with our consulting geologist, Thomas J. Peters, that requires him to review all of the historical information available on the claims of our option, the results from the previous exploration work performed on these mining claims, and make recommendations based on those results.

*

We have a verbal agreement and Confirmation Letter with a consulting geologist, Ted Antonioli, to perform geological recommendations and assist in the exploration permitting process as required for a fee of $75 per hour.

*

We have a verbal agreement with consulting geologist Professor James Sears to coordinate the activities between us and the geological department of the University of Montana and provide consulting services as required.

*

We have an agreement with the University of Montana regarding the use of their Geological Department, administration and computer modeling programs with graduate student Warren Rowe, and the head of the Geological Information Systems Department Aaron Deskins. Aaron Deskins also has agreed to provide consulting services.

*	We have an agreement with Norris Labs to perform analyses on geological samples.
*	We have an Employment Agreement with Aaron Charlton regarding his full time management services.
*	We have an Employment Agreement with Eric Sauve; our CEO, CFO, President and Director.
*	We have an agreement with Columbia Stock Transfer to provide stock transfer services.
*	A shareholder and related party of Grant Hartford Corporation provides us with free office space for the Company.
*	We have a verbal agreement with Creative Finance LLC to provide us with telephone answering and secretarial services for an hourly rate of $60.00.
*	We have an agreement with Amy Franklin to provide field office space for the Company in Drummond, Montana.

*	We have an agreement with O'Keefe Drilling to provide reverse circulation drilling services for the Company's Phase 1 Exploration Program.
*	We have an agreement with Kirk Engineering to provide a water base line resource study and mill and tailings impoundment location and survey;
*	We have an agreement with CDM Engineering to provide a mill feasibility study
*	We have an agreement with JCCS to provide book keeping services.

Code of Business Conduct and Ethics

We have not yet adopted a Code of Business Conduct and Ethics, but we plan to adopt one during the next six months.

Outstanding Equity Awards at Fiscal Year end

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to, both the Company's President and to its Secretary for all services rendered in all capacities to us from inception on March 15, 2007 through December 31, 2007.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options SARs (#)	LTIP payouts	All Other Compensation
Eric Sauve	President & CEO, Director	Ending Dec. 31, 2007	$45,000	$0	$0	0	0	0	0

Robert J. Flesher	VP, Officer		$500	$0	$0	0	0	0	0

David Gilmer	Secretary		$1,000	$0	$0	0	0	0	0

Charles Yesson	Director		$3,000	$0	$0	0	0	0	0

Director Compensation

We compensate Director Charles Yesson $1,500 per quarter, and Director David Gilmer $1,000 per quarter, as a Directors. In addition our directors receive $1,000 for each meeting of Directors they personally attend and $500 for each Board Meeting of Directors that are attended by phone. We may reimburse our directors for any travel related expenses incurred in performing their duties as Directors.

Stock Option Grants

The Company has not granted any stock options to the executive officers since its inception. However, the Board of Directors reserves the right to issue options to its Officers and Directors and other key employees as circumstances may require.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of common stock beneficially owned as of September 30, 2008, by (i) those persons or groups known to us who beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer whose compensation exceeded $100,000 in the fiscal year ended December 31, 2007; and, (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the SEC and by information provided by such persons directly to us. Except as indicated, the stockholders listed below possess sole voting and investment power with respect to their shares.

Title of Class	Name and address of beneficial owner	# of Shares of Beneficially Owned Common Stock	Percentage of Beneficially Owned Common Stock (1)
Common Stock	Eric Sauve(2) 6844 Copper Cove Road West Vancouver, BC Canada V7W 2K5	3,270,830	14.55%
Common Stock	Charles Yesson 1221 West Coast Highway, Suite 124 Newport Beach, CA 92663	100,000	0.45%
Common Stock	Dave Gilmer 2620 Connery Way, P.O. Box 16237 Missoula, MT 59808	25,000	0.12%
Common Stock	J. Robert Flesher 25 Mission Mountain Road Clancy, Montana 59634	10,000	0.05%
Common Stock	Aaron Charlton(3) 25 A Street, Garnet Ghost Town Drummond, MT 59835	9,649,566	42.93%
Common Stock	Kim Charlton-Benson (4) 227 Middle Patent Road Bedford, NY 10506	1,870,830	8.33%
Common Stock	Rodney Haynes (5) 619 SW Higgins Suite O Missoula, MT 59803	4,837,076	21.52%

Common Stock	All Officers and Directors as a Group	3,405,830	15.15%
Common Stock	All Officers, Directors and 5% Shareholders as a Group	19,763,302	87.92%
Common Stock	Commonwealth Resources, LLC as a Group	17,068,302	75.93%

(1)

The percent of beneficially owned common stock is based on 21,450,195 shares of common stock issued and outstanding as of June 30, 2008 and the 1,030,195 shares of common stock issuable within 60 days through the exercise of warrants, for a total beneficially owned common stock of 22,480,390 shares of common stock.

(2)

Includes 1,870,830 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC. and 200,000 shares of common stock, which Eric Sauve has a right to acquire within 60 days through the exercise of warrants.

(3)	Includes 9,649,566 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC.
(4)	Includes 1,870,830 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC.
(5)

Includes 3,677,076 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC. and 1,160,000 beneficially owned shares of common stock that are held by Creative Finance PSP, which is a profit-sharing plan wholly-owned by Mr. Rodney Haynes.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, when that person has the right to acquire sufficient common stock through options or warrants within 60 days.

Change of Control

We are not aware of any arrangement or understanding that may, at a subsequent date, result in a change of control of our Company.

Upon liquidation, dissolution or winding up, the shareholders of our Company's issued and outstanding common stock, will be entitled to receive a pro rata share of all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which our issued and outstanding shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of the Company's common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property

(including cash), but will be subject to any preferences granted to the issued and outstanding preferred shares.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders were issued pursuant to transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act. The Company made three exempt offerings, two in 2007 and one in 2008. For additional information regarding the issuance of those shares, and warrants, see the narrative on the first and second 2007 Exempt Offerings and the third 2008 Exempt Offering. We are registering the common stock in order to permit the selling shareholders to offer their shares for resale from time to time. The selling shareholders are selling 1,887,018 shares of common stock. No other shares are being sold by Directors and Officers of our Company or their family members or companies controlled by them. To our knowledge, except as otherwise indicated in the footnotes to the selling shareholders table below, none of the selling shareholders are broker-dealers or affiliates of broker-dealers or have had any position, office or other material relationship with us in the last three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on their ownership of the common stock as of the date of this Prospectus, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercise. The fourth column lists the common stock being offered by this Prospectus by the selling shareholders. Because the selling shareholders may offer all or some of the shares pursuant to this Prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares of common stock that the selling shareholders will hold after completion of the offering. We cannot estimate the number of the shares that the selling shareholders will hold after completion of this Prospectus. Therefore, the fifth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this Prospectus.

The selling shareholders may, from time to time, offer and sell pursuant to this Prospectus, up to an aggregate of 1,886,893 shares of our common stock which are currently owned by our selling shareholders and an aggregate of 830,195 shares of our common stock issuable to the selling shareholders upon the exercise of the warrants. The selling shareholders may, from time to time, offer and sell any or all of the shares of common stock that are registered under this Prospectus, although they are not obligated to do so. See "Plan of Distribution."

Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholders. Except as otherwise indicated, we believe that the persons or entities named in the table have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable.

Selling Security Holder	Common Stock Owner of Record	Common Stock Issuable Conversion of Notes	Common Stock Issuable Upon Exercise of Warrants	Total Shares of Common Stock Beneficially Owned (1)	Shares to Be Registered in this Offering	Beneficial Ownership After the Offer Shares	Percentage of Beneficially Owned Common Stock (2)
Brian Blevins	120,000	0	0	120,000	120,000	0	*
Leo Sauve	204,200	0	204,200	408,400	408,400	0	1.82%
Maureen Sauve	2,100	0	2,100	4,200	4,200	0	*
Valerie Sauve	3,350	0	3,350	6,700	6,700	0	*
Lauren Sauve	2,100	0	2,100	4,200	4,200	0	*
Frank Iaquinta	21,000	0	21,000	42,000	42,000	0	*
Gordon Hall	30,000	0	30,000	60,000	60,000	0	*
Johan Shearer	2,100	0	2,100	4,200	4,200	0	*
George Pratt	2,100	0	2,100	4,200	4,200	0	*
Geoffrey Pratt	2,100	0	2,100	4,200	4,200	0	*
Joseph & June Abramavage	3,350	0	3,350	6,700	6,700	0	*
Miller Design	3,000	0	3,000	6,000	6,000	0	*
Karim Bhatia	10,000	0	10,000	20,000	20,000	0	*
BCI Ventures Inc.	100,000	0	100,000	200,000	200,000	0	*
Vince Abramavage & Julie Wicks	1,000	0	1,000	2,000	2,000	0	*
Diane Abram	1,000	0	1,000	2,000	2,000	0	*
Carol-Anne McLachlan	100,000	0	100,000	200,000	200,000	0	*
Karen Addison	1,000	0	1,000	2,000	2,000	0	*
John Connolly	10,000	0	10,000	20,000	20,000	0	*
Joscelyn Decker	1,000	0	1,000	2,000	2,000	0	*
Josh Decker	1,000	0	1,000	2,000	2,000	0	*
Tony Kana	40,000	0	40,000	80,000	80,000	0	*
Clay Knowlton	2,000	0	2,000	4,000	4,000	0	*
Bill & Trudy McCartney	1,000	0	1,000	2,000	2,000	0	*
Duncan Millar	1,000	0	1,000	2,000	2,000	0	*
Mikel Ochs	1,000	0	1,000	2,000	2,000	0	*
Robert Poon	1,000	0	1,000	2,000	2,000	2,000	*
William Schell	1,000	0	1,000	2,000	2,000	0	*

Duncan Reid	1,000	0	1,000	2,000	2,000	0	*
Stew Group	2,000	0	2,000	4,000	4,000	0	*
Aaron Young	1,000	0	1,000	2,000	2,000	0	*
Rachel Young	1,000	0	1,000	2,000	2,000	0	*
Ed Zurwick	2,000	0	2,000	4,000	4,000	0	*
Don Simpson	4,000	0	4,000	8,000	8,000	0	*
Ben Doherty	10,750	0	10,750	21,500	21,500	0	*
Robert Moore	5,375	0	5,375	10,750	10,750	0	*
Charlene Taylor	10,000	0	10,000	20,000	20,000	0	*
Bay Star Living Trust	1,000	0	1,000	2,000	2,000	0	*
Sharpshooter II Inc	1,000	0	1,000	2,000	2,000	0	*
Steve Monsrud	1,000	0	1,000	2,000	2,000	0	*
TJ Ventures	1,000	0	1,000	2,000	2,000	0	*
Samal Jarkaran	8,000	0	8,000	16,000	16,000	0	*
Kent Woods	2,000	0	2,000	4,000	4,000	0	*
Jeremy Betty	6,000	0	6,000	12,000	12,000	0	*
David Rodli	145,000	0	0	145,000	145,000	0	*
Harold & Patsy Wright, NAD	150,000	0	0	150,000	150,000	0	*
Peter Garuccio	450,000	0	0	450,000	450,000	0	2.01%
Karl Roche	191,698	0	0	191,698	191,698	0	*
Don & Susan Denis	2,500	0	2,500	5000	5,000	0	*
Barclay Isherwood	125,000	0	125,000	250,000	250,000	0	1.12%
Brenda Isherwood	31,250	0	31,250	62,500	62,500	0	*
Vince Francis	15,000	0	15,000	30,000	30,000	0	*
Mark Millett	12,500	0	12,500	25,000	25,000	0	*
Ernie Storms	26,920	0	26,920	53,840	53,840	0	*
George VonBuzzay	12,500	0	12,500	25,000	25,000	0	*
TOTAL	1,886,893	0	830,195	2,717,088	2,717,088	0	1
*	Less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Stock relating to warrants currently exercisable or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)

The percent of beneficially owned common stock is based on 21,450,195 shares of common stock issued and outstanding as of June 30, 2008 and the 1,030,195 shares of common stock issuable within 60 days through the exercise of warrants, for a total beneficially owned common stock of 22,480,390 shares of common stock.

PLAN OF DISTRIBUTION

We are registering the issued common stock, and the issuable common stock upon the exercise of the warrants, to permit the resale of such common stock by the selling shareholders, from time to time, after the date of this Prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common stock, but we will receive the proceeds from the exercise of 830,195 warrants. We will receive $1,363,440, if all of the warrants are exercised. We will bear all fees and expenses incurred to register the common stock.

The selling shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions initially at a fixed price of $0.80 unless and until a public market for such shares is developed or the shares become quoted on the OTCBB, following which the selling shareholders may then sell their shares at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve cross or block transactions;

*	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
*	in the over-the-counter market;
*	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
*	through the writing of options, whether such options are listed on an options exchange or otherwise;
*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
*	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
*	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
*	an exchange distribution in accordance with the rules of the applicable exchange;
*	privately negotiated transactions;
*	short sales;
*	sales pursuant to Rule 144;
*	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

*	a combination of any such methods of sale; and
*	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents; such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling shareholders may also sell common stock short and deliver common stock covered by this Prospectus to close out short positions. The selling shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this Prospectus. The selling shareholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus. In the case of any such transfers, we will amend this Prospectus by filing a prospectus supplement disclosing the names and other required information about the transferee, who would become a selling shareholder under the Registration Statement of which this Prospectus is a part.

The selling shareholders and any broker-dealer participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common stock registered pursuant to the Registration Statement, of which this Prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this Prospectus or we may be entitled to contribution.

Once sold under the Registration Statement, of which this Prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

Penny Stock Rules

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," which for the purposes relevant to us, is any equity security that has a market price of less than $5.00 per share or having an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

*	that a broker or dealer approve a person's account for transactions in penny stocks; and
*	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
*	In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
*	obtain financial information and investment experience objectives of the person; and
*

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

A broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

*	sets forth the basis on which the broker or dealer made the suitability determination; and
*	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If a broker or dealer violates the Penny Stock rules, the investor may be entitled to rescission of the transaction in which he or she bought stock subject to Rule 15g-9.

DESCRIPTION OF SECURITIES

Common Stock

Voting Rights

All of our shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by stockholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is permitted. (See "Risk Factors - Voting Control by Commonwealth Resources, LLC.".)

Liquidation Rights

In the event of liquidation of our Company, each stockholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities. All of our shares of common stock issued and outstanding are fully paid and nonassessable.

Dividend Rights

Holders of our shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, and if, declared by the Board of Directors out of funds legally available therefore. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

We currently have two classes of warrants outstanding. We have outstanding (i) warrants for their holders to purchase an aggregate of 793,900 shares of our common stock at $1.50 per share for a period of 36 months from the date of purchase of our common stock, and (ii) warrants for their holders to purchase an aggregate of 236,295 shares of our common stock at $2.00 per share for a period of 24 months from the date of execution of the Warrant Purchase Agreement.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Columbia Stock Transfer Company of Coeur D'Alene, ID.

LEGAL MATTERS

Certain legal matters in connection with the registration of the common stock hereunder will be passed upon for us by our legal counsel, Raul N. Rodriguez, Esq.

EXPERTS

Our consolidated financial statements included herein as of and for the year ended December 31, 2007, have been audited by Rotenberg & Co,. L.L.C., certified public accountants, as set forth in their report included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel referred to in this Prospectus has any interest in our Company. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in our Company, or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, our Company. Our financial statements included in this Prospectus have been audited by Rotenberg & Co. LLP. Of 1870 Winton Road South, Rochester, NY 14618, United States of America as set forth in their report included in this Prospectus.

The geological report on the Garnet Area Gold Mining Property dated April 12, 2007 titles "Geologic Examination of the Economic Potential For Gold Mining At The Garnet Area Gold Mining Property" was authored by Thomas J. Peters, Geologist, WA License No. 2002.

The legality of the shares of common stock being registered has been passed upon by Raul N. Rodriguez, Esq., Rodriguez & Associates, 1011 Pennsylvania St., Unit B, Denver, CO 80203.

WHERE YOU CAN BEST FIND MORE INFORMATION

This Prospectus is a part of a Registration Statement on Form S-1 of Grant Hartford Corporation, which we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the Registration

Statement and the exhibits and schedules thereto. As such we make reference in this Prospectus to the Registration Statement and to the exhibits and schedules thereto. For further information about us and about the securities we hereby offer, you should consult the Registration Statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We will file annual, quarterly and special reports and other information with the SEC. For further information about us, you may read and copy these filings at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov). Although it is not part of this Prospectus, you may find additional information about us at our website, where our products are discussed in more detail.

GRANT HARTFORD CORPORATION (A Development Stage Company)
FINANCIAL STATEMENTS FROM CORPORATE INCEPTION
MARCH 15, 2007 TO DECEMBER 31, 2007

Index to Financial Statements:

1.     Audited consolidated financial statements for the fiscal year ended December 31, 2007

PAGE #
Report of Independent Certified Public Accounting Firm Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows Notes to Financial Statement	F-1 F-2 F-3 F-4 F-5 F-6

1

Rotenberg & Co,. LLP Certified Public Accountants	585-295-2400 * 585-295-2150 (fax) 1870 Winton Road South*Rochester, NY 14618*www.rotenbergllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Grant Hartford Corporation

     We have audited the accompanying balance sheet of Grant Hartford Corporation as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from date of inception (March 15, 2007) through December 31, 2007. Grant Hartford Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Hartford Corporation as of December 31, 2007, and the results of its operations and its cash flows for the period from date of inception (March 15, 2007) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses and inability to generate revenue from operations raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Rotenberg & Co., LLP

Rochester, New York
October 6, 2008

F-1

GRANT HARTFORD CORPORATION (A Development Stage Company)
BALANCE SHEET
AS AT DECEMBER 31, 2007

December 31, 2007

ASSETS

Current Assets
Cash	$ 90,873
Prepaid expenses & deposits	28,377
Total Current Assets	119,250
Non-current Assets
Equipment	1,383
Mineral property	190,001
Total Assets	191,384 $ 310,634

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Balance of option payment: mineral property	122,905
Stockholders' equity
Common Stock: No par value; 100,000,000 shares authorized, 16,213,900 issued and outstanding	435,586
Accumulated deficit - Development stage	(247,857)

Total stockholders' equity	187,729

Total Liabilities and Stockholders' Equity	310,634

The accompanying notes are an integral part of these financial statements.

F-2

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF OPERATIONS
FROM CORPORATE INCEPTION MARCH 15, 2007 TO DECEMBER 31, 2007

To December 31 2007

REVENUE	$ 0

EXPENSES
Financial conference fees	$ 16,750
Management fees	87,775
General & administrative	70,174
Professional fees	10,864
Geological expenditures	29,671
Surface access lease payments	32,623

Net income (loss) for the period	(247,857)

Loss Per Share:
Basic	(0.01)
Fully diluted	(0.01)

Weighted Average Number of shares outstanding:

Basic	16,213,900
Fully diluted	17,007,800

The accompanying notes are an integral part of these financial statements.

F-3

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM CORPORATE INCEPTION MARCH 15, 2007 TO DECEMBER 31, 2007

	Common Stock Number of Shares Issued	Value	Accumulated Deficit-Development Stage	Stockholder Equity
Balance: March 15, 2007	0	$0	$0	$0

Common stock issued for cash	1,062,900	$426,450		$426,450
Common stock issued for mineral rights	14,000,000	$1		$1
Common stock issued to founders	1,135,000	$1,135		$1,135
Common stock issued in exchange for services	16,000	$8,000		$8,000
Net loss for period	_________	_______	($247,857)	($247,857)

Balance: December 31, 2007	16,213,900	$435,586	($247,857)	$187,729

The accompanying notes are an integral part of these financial statements.

F-4

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF CASH FLOWS
FROM CORPORATE INCEPTION MARCH 15, 2007 TO DECEMBER 31, 2007

Inception to
12/31/07
CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss) Income for the period	$ (247,857)

Non-cash adjustments:

Common stock issued in exchange for services:	$9,135

Cash flows from operation activities:
Increase in accounts payable:	122,905
Increase in prepaid expenses & deposits:	(28,377)

Net cash used in operating activities	$(144,194)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of equipment	$ (1,383)
Option payment: mineral property	$ (190,001)

Net cash used in investing activities	$ (191,384)
CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock Issued	$426,450

Change in cash during the period	$90,873

Cash, beginning of period	$ 0

Cash, end of period	$90,873

SUPPLEMENTAL DISCLOSURES

Interest paid	$895
Income taxes paid	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Common Stock issued for Mieneral Property	$1

The accompanying notes are an integral part of these financial statements.

F-5

1.     BASIS OF PRESENTATION AND CONTINUANCE OF OPERATIONS

Grant Hartford Corporation (the "Company") was organized under the laws of the State of Montana on March 15, 2007. Since inception, the Company has been engaged in the exploration for gold. The financial statements of the Company have been prepared pursuant to the rules and regulations of the Security Exchange Commission (the "SEC"). The Company maintains its books and prepares its financial statements on the accrual basis of accounting. In the opinion of the Company, its unaudited financial statements contain all adjustments necessary in order to present a fair statement of the results for the period presented.

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

December 31, 2007
Working Capital	($3,655)
Deficit	($247,857)

2.     SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The fair value of the Company's cash and cash equivalents approximates carrying value, which, due to the relatively short maturities and variable interest rates of the instruments, approximates current market rates. The Company maintains cash at financial institutions which may periodically exceed federally insured amounts.

Income taxes are provided on the income earned in the financial statements. In accordance with SFAS 109, "Accounting for Income Taxes," the Company applies the liability method of accounting for income taxes, under which deferred income taxes are provided to reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not, that such assets will be realized.

Net income (or loss) per common share ("EPS") is computed in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic EPS is computed by dividing net income (loss) by weighted average shares outstanding. Diluted EPS includes the dilutive effect of stock options and warrants issued.

Equipment is recorded at cost and depreciated on a straight-line basis using the following useful lives:

Computer hardware and software	3-5 years
Machinery and equipment	4-7 years
Furniture and fixtures	5-10 years

All maintenance and repair costs are charged to operations as incurred. The cost and accumulated depreciation for equipment sold, retired, or otherwise disposed of are removed from the accounts, and the resulting gains or losses are reflected in earnings.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mineral Properties: The Company uses the successful efforts method of accounting for mineral properties. Costs incurred to acquire mineral interest in properties, to drill and equip exploratory sites within the claims groups are capitalized. Costs to conduct exploration and assay work that does not find proved reserves, geological and geophysical costs and costs of carrying and retaining unproved sites are expensed. Potential mineral properties are periodically assessed for impairment of value and a loss will be recognized at the time of impairment.

F-6

The Company is in the "Development Stage" and is engaged in the preparation of an established commercially minable deposit for extraction and has not begun exploitation of these deposits. The recoverability of the amounts shown for mineral property are dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the development of those reserves and upon future profitable production.

Accumulated mineral property costs are amortized using the units-of production ("UOP") method based on estimated recoverable ounces or pounds in proven and probable reserves.

3. MINING OPERATIONS

The Company's mining property is located in Granite County near the town of Garnet, Montana. The property is accessible by car on County and private roads.

Option Agreement

The Company entered into an option agreement with Commonwealth Resources, LLC (Commonwealth), a related party, with effect from June 15th, 2007. The President and CEO of the Company, is also an owner in Commonwealth. The agreement gives the Company an exclusive option to purchase the mineral rights (excluding surface rights) on the 23 patented mining claims and an exclusive option to purchase 122 unpatented mining claims.

Significant terms of the agreement are as follows:

1	1. Issue 19,000,000 common shares at par value;
2

2. Make annual option payments of $190,000 to Commonwealth Resources, L.L.C. for a period of up to five years, starting June 15, 2007 and ending either the earlier of the option exercise or June 15, 2012;

3	3. Make annual option payments of $400,000 to Commonwealth Resources, L.L.C. starting June 15, 2012 and ending June 15, 2014 in order to extend the option period for an additional two years;
4	4. Make annual access lease payments of $60,000 starting June 15, 2007 and continuing for the life of the project;
5

5. Pay a purchase price of $7,000,000 to Commonwealth Resources, L.L.C. for the ownership of the mineral rights at any time within the first five years of the contract or in the two option extension years should the Company so elect.

6	6. During the Option period gold ore production must not exceed 100 tons per day;
7	7. The Company must pay Commonwealth Resources a 5% Net Smelter Return on all gold produced during the Option period.

Property History

Between 1896 and 1942, geological reports indicate the following mines were active on the Company's property:

      Nancy Hanks Mine
      Lead King Mine
      Dewey Mine
      International Mine
      Tiger Mine

All mining ceased on the property at the beginning of the Second World War and the mines were never reopened. Exploration programs on portions of the Company's property were conducted by the American Mining Corporation in the 1960's, Anaconda Minerals Company during the early 1980's, Western Gold Exploration and Mining Company in the mid 1980's and Trans Global Resources Corporation and the Pegasus Gold Corporation in the early 1990's. The Company is in possession of the exploration reports written by each of these companies.

Current Operations

There are no mining or milling operations on the property today. There is no electric power on the property. Any future mining or milling operation will require either power lines to reach the property or the generation of power through diesel generators. There is no cost estimate available for either option at this time.

The Company's planned exploration program is designed to quantify, through the use of confirmation drilling, both open pit and underground mine gold targets identified by the previous exploration programs. To date, the Company has organized its geological data, developed its intended confirmation drilling program and applied for drilling permits for its first 9 holes from the United States Department of the Interior Bureau of Land Management and the Montana Department of Environmental Quality.

F-7

Property Geology

Independent consulting geologist Thomas Peters wrote in his 2007 report to the Company: "Hydrothermal events deposited gold in tactite, en echelon quartz veins, gouge, and altered rock along Cretaceous granite contact with Paleozoic strata. Veins also occur in Precambrian Garnet Range Formation by the Deep Creek Anticline, where they were capped by now eroded granite and Paleozoic strata. The contact zone at depth has hypothetical and inferred resources; inferred resources extend from small blocks of indicated resources mapped in old workings."

Mr. Peter's further states: "Mineable measured indicated resources occur at the Nancy Hanks and Cascade deposits. Pegasus Gold Corp. identified 3.2 million tons of gold ore with an average grade of 0.040 opt on the Nancy Hanks deposit and 1.4 million tons with an average grade of 0.037 opt on the Cascade deposit."

4. MINERAL PROPERTY

	2007 Balance	Accumulated Amortization	2007 Net Book Value

Garnet, Montana	$190,001	$0	$190,001

The Company has not begun exploitation of mineral reserves; no amortization expense on the accumulated mineral property has been recorded.

	Number of Shares	Share Capital $

Authorized
100,000,000 common shares without par value

Issued
Shares issued to founders at $0.001 per share	1,135,000	1,135
Private placement at $0.125 per share	280,000	35,000
Shares Issued for property acquisition at $1	14,000,000	1
Private placement at $0.50 per share	782,900	391,450
Private placement/services performed at $0.50 per share	11,000	5,500
Shares to attorney at $0.50 per share	5,000	2,500

Balance as at December 31, 2007	16,213,900	435,586

On March 22, 2007 the Company issued 1,000,000 common shares at a price of $0.001 per share to its President & CEO as founders' shares.

On March 23, 2007 the Company closed a private placement of 280,000 common shares at a price of $0.125 per share.

On June 15, 2007 the Company issued 14,000,000 common shares at no par value pursuant to the terms of an Option Agreement with Commonwealth Resources LLC regarding the Garnet mineral property.

On June 18, 2007 the Company issued 100,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

F-8

On October 31, 2007 the Company closed a private placement of 793,900 common shares at a price of $0.50 per share. Included in this offering are 11,000 shares issued for services to be provided.

On October 24, 2007 the Company issued 25,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

On December 10, 2007 the Company issued 10,000 common shares at a price of $0.001 per share to its Vice President as founders' shares.

On December 17, 2007 the Company issued 5,000 common shares at a price of $0.50 per share to its attorney pursuant to the terms of a retainer agreement.

Warrants

     Warrant transactions are summarized as follows for the period ended June 30, 2008:

	2007
	Number	Exercise Price
Outstanding, beginning of period	0	0
Granted	793,900	1.50
Exercised	0	0
Expired	0	0

Outstanding, end of period	793,900	1.50

The Company issued warrants with each common share issued under a private placement between April 14, 2007 and October 31, 2007. Each warrant is exercisable at $1.50 into one common share of the Company until October 31, 2010.

6. SUBSEQUENT EVENTS

1. On June 9th, 2008 the Company announced the closing of its private placement, effective May 31st, having placed 236,295 common shares at 80 cents raising $189,036 of the budgeted $500,000.

7. RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115". SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. The Company is currently evaluating the impact of SFAS 159 on its financial statements.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

F-9

GRANT HARTFORD CORPORATION (A Development Stage Company)
FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

Index to Financial Statements:

1.     Unaudited financial statements for September 30, 2008

PAGE #
Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows Notes to Financial Statement	F-1 F-2 F-3 F-4 F-5

i

GRANT HARTFORD CORPORATION (A Development Stage Company)
BALANCE SHEET
AS AT SEPTEMBER 30, 2008

	September 30, 2008 (Unaudited)	December 31, 2007

ASSETS

Current Assets
Cash	$ 532	$ 90,873
Prepaid expenses & deposits	73,283	28,377
Total Current Assets	73,815	119,250
Non-current Assets
Equipment	1,068	1,383
Mineral property	380,001	190,001
Total Non-current Assets Total Assets	381,069 $ 454,884	191,384 $ 310,634

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$ 159,105	$ 0
Due to related parties	133,327	0
Option payment: mineral property	263,233	122,905
2008 lease access payment	60,000	0
Total Current Liabilities	615,665	122,905

Long-Term Liabilities
Notes payable	$ 51,500	$ 0
Total Liabilities	667,165	122,905

Stockholders' equity
Common Stock: No par value; 100,000,000 shares authorized, issued and outstanding 21,450,195 and 16,213,900, respectively	624,622	435,586
Accumulated deficit - Development stage	(836,903)	(247,857)

Total Stockholders' Equity	(212,281)	187,729

Total Liabilities and Stockholders' Equity	454,884	310,634

The accompanying notes are an integral part of these financial statements.

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,		Since Inception March 15, 2007 to September 30
	2008	2007	2008	2007	2008

REVENUE	$ 0	$ 0	$ 0	$ 0	$ 0

EXPENSES
Financial conference fees	0	0	11,500	11,000	28,250
Management fees	85,000	47,972	167,000	53,972	254,775
General & administrative	54,199	25,963	87,395	49,816	157,569
Professional fees	47,926	12,146	62,932	13,309	73,796
Geological & property expenses	195,845	0	213,875	3,000	243,546
Surface access lease payments	15,426	15,157	46,344	17,465	78,967

Net income (loss) for the period	$ (398,396)	$ (101,238)	$ (589,046)	$ (148,562)	$ (836,903)

Loss Per Share:
Basic	$ (0.018)	$ (0.006)	$ (0.027)	$ (0.010)	$ (0.039)
Fully diluted	(0.018)	(0.006)	(0.027)	(0.009)	(0.038)

Weighted Average Number of shares outstanding:

Basic	21,607,725	15,613,333	21,607,725	15,613,333	21,607,725
Fully diluted	22,165,330	15,880,000	22,165,330	15,880,000	21,165,330

The accompanying notes are an integral part of these financial statements.

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
SEPTEMBER 30, 2008

	Common Stock Number of Shares Issued	Value	Accumulated Deficit-Development Stage	Stockholder Equity
Balance: March 15, 2007	0	$0	$0	$0

Common stock issued for cash	1,062,900	$426,450		$426,450
Common stock issued for mineral rights	14,000,000	$1		$1
Common stock issued to founders	1,135,000	$1,135		$1,135
Common stock issued in exchange for services	16,000	$8,000		$8,000
Net loss for period	_________	_______	($247,857)	($247,857)

Balance: December 31, 2007	16,213,900	$435,586	($247,857)	$187,729

Common stock issued for cash	230,670	$184,536		$184,536
Common stock issued for mineral rights	5,000,000	0		0
Common stock issued in exchange for services	5,625	$4,500		$4,500
Net loss for the period	__________	________	($589,046)	($589,046)

Balance: September 30, 2008	21,450,195	$624,622	($836,903)	($212,281)

The accompanying notes are an integral part of these financial statements.

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,		Since Inception March 15, 2007 to September 30
	2008	2007	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss) Income for the period	$(398,396)	$(101,238)	$(589,046)	$(148,562)	$ (836,903)

Non-cash adjustments:

Common stock issued in exchange for services:	0	2,601	4,500	2,601	13,635
Depreciation expense	315	0	315	0	362

Cash flows from operating activities:
Increase/(decrease) in current liabilities:	266,656	17,322	492,760	162,871	615,666
(Increase)/decrease in prepaid expenses & deposits:	30,087	(30,596)	(44,906)	(28,288)	(73,283)
(Increase)/decrease in accounts receivable:	23,536	0	0	0	0

Net cash used in operating activities	(77,802)	(111,911)	(136,377)	(11,378)	(280,523)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	0	0	0	0	(1,430)
Option payment: mineral property	0	0	(190,000)	(190,001)	(380,001)
Net cash used in investing activities:	0	0	(190,000)	(190,001)	(381,431)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued	0	327,550	184,536	396,450	610,986
Short term loans	51,500	(21,000)	51,500	0	51,500
Net cash used in financing activities:	51,500	306,550	236,036	396,450	662,486

Change in cash during the period	(26,302)	194,639	(90,341)	195,071	532

Cash,beginning of period	26,834	432	90,873	0	0

Cash,end of period	$ 532	$ 195,071	$ 532	$ 195,071	$ 532

SUPPLEMENTAL DISCLOSURES

Interest paid	$ 0	$ 895	$ 0	$ 895	$ 895
Income taxes paid	$ 50	$ 0	$ 50	$ 0	$ 50

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Common stock issued for Mineral Property				$ 1

The accompanying notes are an integral part of these financial statements.

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

1.     BASIS OF PRESENTATION AND CONTINUANCE OF OPERATIONS

Grant Hartford Corporation (the "Company") was organized under the laws of the State of Montana on March 15, 2007. Since inception, the Company has been engaged in the exploration for gold. The financial statements of the Company have been prepared pursuant to the rules and regulations of the Security Exchange Commission (the "SEC"). The Company maintains its books and prepares its financial statements on the accrual basis of accounting. In the opinion of the Company's management, its interim financial statements contain all adjustments necessary in order to present a fair statement of the results for the period presented. All adjustments are of a normal recurring nature.

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

September 30, 2008
Working Capital	($541,850)
Deficit	($836,903)

2.     SIGNIFICANT ACCOUNTING POLICIES

Due to related parties: As at September 30, 2008 a total of $133,327 (December 2007 - $0) is payable to directors and management for fees. These outstanding amounts payable are unsecured and non-interest bearing with no fixed terms of repayment. The fair value of the debt is not determinable as it has no repayment terms.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The fair value of the Company's cash and cash equivalents approximates carrying value, which, due to the relatively short maturities and variable interest rates of the instruments, approximates current market rates. The Company maintains cash at financial institutions which may periodically exceed federally insured amounts.

Income taxes are provided on the income earned in the financial statements. In accordance with SFAS 109, "Accounting for Income Taxes," the Company applies the liability method of accounting for income taxes, under which deferred income taxes are provided to reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not, that such assets will be realized.

Net income (or loss) per common share ("EPS") is computed in accordance with the provisions of SFAS No. 128, "Earnings Per Share. Basic EPS is computed by dividing net income (loss) by weighted average shares outstanding. Diluted EPS includes the dilutive effect of stock options and warrants issued.

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equipment is recorded at cost and depreciated on a straight-line basis using the following useful lives:

Computer hardware and software	3-5 years
Machinery and equipment	4-7 years
Furniture and fixtures	5-10 years

All maintenance and repair costs are charged to operations as incurred. The cost and accumulated depreciation for equipment sold, retired, or otherwise disposed of are removed from the accounts, and the resulting gains or losses are reflected in earnings.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments: For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, option payment on mineral property, the carrying amounts approximate fair values due to their short maturities.

Mineral Properties: The Company uses the successful efforts method of accounting for mineral properties. Costs incurred to acquire mineral interest in properties, to drill and equip exploratory sites within the claims groups are capitalized. Costs to conduct exploration and assay work that does not find proved reserves, geological and geophysical costs and costs of carrying and retaining unproved sites are expensed. Potential mineral properties are periodically assessed for impairment of value and a loss will be recognized at the time of impairment.

The Company is in the "Development Stage" and is engaged in the preparation of an established commercially minable deposit for extraction and has not begun exploitation of these deposits. The recoverability of the amounts shown for mineral property are dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the development of those reserves and upon future profitable production.

Accumulated mineral property costs are amortized using the units-of production ("UOP") method based on estimated recoverable ounces or pounds in proven and probable reserves.

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

3. MINING OPERATIONS

The Company's mining property is located in Granite County near the town of Garnet, Montana. The property is accessible by car on County and private roads.

Option Agreement

The Company entered into an option agreement with Commonwealth Resources, LLC (Commonwealth), a related party, with effect from June 15th, 2007. The President and CEO of the Company, is also an owner in Commonwealth. The agreement gives the Company an exclusive option to purchase the mineral rights (excluding surface rights) on the 23 patented mining claims and an exclusive option to purchase 122 unpatented mining claims.

Significant terms of the agreement are as follows:

1.	Issue 19,000,000 common shares at par value;
2.

Make annual option payments of $190,000 to Commonwealth Resources, L.L.C. for a period of up to five years, starting June 15, 2007 and ending either the earlier of the option exercise or June 15, 2012;

3.	Make annual option payments of $400,000 to Commonwealth Resources, L.L.C. starting June 15, 2012 and ending June 15, 2014 in order to extend the option period for an additional two years;
4.	Make annual access lease payments of $60,000 starting June 15, 2007 and continuing for the life of the project;
5.

Pay a purchase price of $7,000,000 to Commonwealth Resources, L.L.C. for the ownership of the mineral rights at any time within the first five years of the contract or in the two option extension years should the Company so elect.

6.	During the Option period gold ore production must not exceed 100 tons per day;
7.	The Company must pay Commonwealth Resources a 5% Net Smelter Return on all gold produced during the Option period.

Property History

Between 1896 and 1942, geological reports indicate the following mines were active on the Company's property:

      Nancy Hanks Mine
      Lead King Mine
      Dewey Mine
      International Mine
      Tiger Mine

All mining ceased on the property at the beginning of the Second World War and the mines were never reopened. Exploration programs on portions of the Company's property were conducted by the American Mining Corporation in the 1960's, Anaconda Minerals Company during the early 1980's, Western Gold Exploration and Mining Company in the mid 1980's and Trans Global Resources Corporation and the Pegasus Gold Corporation in the early 1990's. The Company is in possession of the exploration reports written by each of these companies.

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

3. MINING OPERATIONS (Continued)

Current Operations

There are no mining or milling operations on the property today. There is no electric power on the property. Any future mining or milling operation will require either power lines to reach the property or the generation of power through diesel generators. There is no cost estimate available for either option at this time.

The Company's planned exploration program is designed to quantify, through the use of confirmation drilling, both open pit and underground mine gold targets identified by the previous exploration programs. To date, the Company has organized its geological data, developed its intended confirmation drilling program and applied for drilling permits for its first 9 holes from the United States Department of the Interior Bureau of Land Management and the Montana Department of Environmental Quality.

Property Geology

Independent consulting geologist Thomas Peters wrote in his 2007 report to the Company: "Hydrothermal events deposited gold in tactite, en echelon quartz veins, gouge, and altered rock along Cretaceous granite contact with Paleozoic strata. Veins also occur in Precambrian Garnet Range Formation by the Deep Creek Anticline, where they were capped by now eroded granite and Paleozoic strata. The contact zone at depth has hypothetical and inferred resources; inferred resources extend from small blocks of indicated resources mapped in old workings."

Mr. Peter's further states: "Mineable measured indicated resources occur at the Nancy Hanks and Cascade deposits. Pegasus Gold Corp. identified 3.2 million tons of gold ore with an average grade of 0.040 opt on the Nancy Hanks deposit and 1.4 million tons with an average grade of 0.037 opt on the Cascade deposit."

4. MINERAL PROPERTY

	Balance	Accumulated Amortization	Net Book Value

Garnet, Montana to 12/31/2007	$190,001	$0	$190,001
Garnet, Montana to 6/30/2008	$190,000	$0	$190,000
TOTAL			$380,001

The Company has not begun exploitation of mineral reserves; no amortization expense on the accumulated mineral property has been recorded.

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

5. LONG-TERM DEBT

Long-term debt consists of the following:
	September 30, 2008	December 31, 2007

Non-transferable convertible notes, with interest from 10% - 12 1/2% paid semi-annually, maturing from July 2010 to September 2010. These notes may be paid in full or part before the maturity date. They are also convertible at the lenders' discretion for shares of common stock at a rate equal to 90% of the initial share price quoted on the first day listed on the Over-The-Counter-Bulletin-Board or at the closing market price on the date the election is made. In addition, the lenders are to be issued common stock equal to 5% of the principal of the note as determined on the date the note is converted or matures.

	$ 51,500	$ -
	$ 51,500	$ -

Maturities of the long-term debt are as follows:
2009	$ -	$ -
2010	51,500	-
Thereafter	-	-
	$ 51,500	$ -

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

6. EQUITY

	Number of Shares	Share Capital

Authorized
100,000,000 common shares without par value

Issued
Shares issued to founders at $0.001 per share	1,135,000	1,135
Private placement at $0.125 per share	280,000	35,000
Shares Issued for property acquisition at $1	14,000,000	1
Private placement at $0.50 per share	782,900	391,450
Private placement/services performed at $0.50 per share	11,000	5,500
Shares to attorney at $0.50 per share	5,000	2,500

Balance as at December 31, 2007	16,213,900	435,586

Shares issued for property acquisition at no par value	5,000,000	0
Private placement at $0.80 per share	230,670	184,536
Private placement/services performed at $0.80 per share	5,625	4,500

Balance as at September 30, 2008	21,450,195	624,622

On March 22, 2007 the Company issued 1,000,000 common shares at a price of $0.001 per share to its President & CEO as founders' shares.

On March 23, 2007 the Company closed a private placement of 280,000 common shares at a price of $0.125 per share.

On June 15, 2007 the Company issued 14,000,000 common shares at no par value pursuant to the terms of an Option Agreement with Commonwealth Resources LLC regarding the Garnet mineral property.

On June 18, 2007 the Company issued 100,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

On October 31, 2007 the Company closed a private placement of 793,900 common shares at a price of $0.50 per share. Included in this offering are 11,000 shares issued for services to be provided.

On October 24, 2007 the Company issued 25,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

On December 10, 2007 the Company issued 10,000 common shares at a price of $0.001 per share to its Vice President as founders' shares.

On December 17, 2007 the Company issued 5,000 common shares at a price of $0.50 per share to its attorney pursuant to the terms of a retainer agreement.

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

6. EQUITY (Continued)

On January 24th, 2008 the Company amended its Option Agreement with Commonwealth Resources L.L.C. in which the Company issued 5,000,000 common shares at no par value in lieu of 5,000,000 preferred shares.

On May 31, 2008 the Company closed a private placement of 236,295 common shares at a price of $0.80 per share. Included in this offering are 5,625 shares issued for services provided.

Warrants

     Warrant transactions are summarized as follows for the period ended:

	December 31, 2007
	Number	Exercise Price
Outstanding, beginning of period	0	$ 0
Granted	793,900	1.50
Exercised	0	0
Expired	0	0

Outstanding, end of period	793,900	$ 1.50

	September 30, 2008
	Number	Exercise Price
Outstanding, beginning of period	793,900	$ 1.50
Granted	236,295	2.00
Exercised	0	0
Expired	0	0

Outstanding, end of period	1,030,195	$ 1.61

The Company issued warrants with each common share issued under a private placement between April 14, 2007 and October 31, 2007. Each warrant is exercisable at $1.50 into one common share of the Company until October 31, 2010.

The Company issued warrants with each common share issued under a private placement between April 1, 2008 and May 31, 2008. Each warrant is exercisable at $2.00 into one common share of the Company until May 31, 2010.

GRANT HARTFORD CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

7. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

GRANT HARTFORD CORPORATION (A Development Stage Company)
FINANCIAL STATEMENTS
June 30, 2008
(Unaudited)

Index to Financial Statements:

1.     Unaudited financial statements for June 30, 2008

PAGE #
Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows Notes to Financial Statement	F-1 F-2 F-3 F-4 F-5

i

GRANT HARTFORD CORPORATION (A Development Stage Company)
BALANCE SHEET
AS AT JUNE 30, 2008

	June 30, 2008 (Unaudited)	December 31, 2007

ASSETS

Current Assets
Cash	$ 26,834	$ 90,873
Accounts receivable	23,536	0
Prepaid expenses & deposits	103,370	28,377
Total Current Assets	153,740	119,250
Non-current Assets
Equipment	1,383	1,383
Mineral property	380,001	190,001
Total Assets	381,384 $ 535,124	191,384 $ 310,634

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$ 1,914	$ 0
Due to related parties	14,150	0
Balance of option payment: 2007 mineral property	82,945	122,905
Option payment: 2008 mineral property	190,000	0
2008 Lease Access Payment	60,000	0
Total Current Liabilities	349,009	122,905

Stockholders' equity
Common Stock: No par value; 100,000,000 shares authorized, issued and outstanding 21,450,195 and 16,213,900	624,622	435,586
Accumulated deficit - Development stage	(438,507)	(247,857)

Total stockholders' equity	186,115	187,729

Total Liabilities and Stockholders' Equity	535,124	310,634

The accompanying notes are an integral part of these financial statements.

F-1

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30	Six Months Ended June 30	Since Inception March 15, 2007 to June 30
	2008	2007	2008	2007	2008

REVENUE	$ 0	$ 0	$ 0	$ 0	$ 0

EXPENSES
Financial conference fees	11,500	11,000	11,500	11,000	28,250
Management fees	49,150	6,000	82,000	6,000	169,775
General & administrative	19,806	22,064	33,196	23,853	103,370
Professional fees	1,516	1,163	15,006	1,163	25,870
Geological expenditures	16,130	3,000	18,030	3,000	47,701
Surface access lease payments	16,000	2,308	30,918	2,308	63,541

Net income (loss) for the period	(114,102)	(45,535)	(190,650)	(47,324)	(438,507)

Loss Per Share:
Basic	$ (0.005)	0	(0.009)	0	(0.02)
Fully diluted	$ (0.005)	0	(0.009)	0	(0.02)

Weighted Average Number of shares outstanding:

Basic	21,213,900	15,284,200	21,332,048	15,367,050	21,332,048
Fully diluted	21,213,900	15,288,000	22,450,195	15,404,100	21,450,195

The accompanying notes are an integral part of these financial statements.

F-2

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2008

	Common Stock Number of Shares Issued	Value	Accumulated Deficit-Development Stage	Stockholder Equity
Balance: March 15, 2007	0	$0	$0	$0

Common stock issued for cash	1,062,900	$426,450		$426,450
Common stock issued for mineral rights	14,000,000	$1		$1
Common stock issued to founders	1,135,000	$1,135		$1,135
Common stock issued in exchange for services	16,000	$8,000		$8,000
Net loss for period	_________	_______	($247,857)	($247,857)

Balance: December 31, 2007	16,213,900	$435,586	($247,857)	$187,729

Common stock issued for cash	230,670	$184,536		$184,536
Common stock issued for mineral rights	5,000,000	0		0
Common stock issued in exchange for services	5,625	$4,500		$4,500
Net loss for the period	__________	________	($190,650)	($190,650)

Balance: June 30, 2008	21,450,195	$624,622	($438,507)	$186,115

The accompanying notes are an integral part of these financial statements.

F-3

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30	Six Months Ended June 30	Since Inception March 15, 2007 to June 30
	2008	2007	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss) Income for the period	$(114,102)	$ (40,488)	$(190,650)	$(47,324)	$ (438,507)

Non-cash adjustments:

Common stock issued in exchange for services:	$4,500	$ 0	$4,500	$0	$13,635

Cash flows from operating activities:
Increase/(decrease) in current liabilities:	$232,697	$190,262	$226,104	$190,386	$328,010
(Increase)/decrease in prepaid expenses & deposits:	(89,911)	(29,832)	(74,993)	(42,529)	(103,370),
(Increase)/decrease in accounts receivable:	(23,536)	0	(23,536)	0	(23,536)

Net cash used in operating activities	$9,648	$119,942	$(58,575)	$100,533	$(223,768)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment Option payment: mineral property	$0 (190,000)	$0 (190,001)	$0 (190,000)	$0 (190,001)	$(1,383) (380,001)

Net cash used in investing activities	$ (190,000)	$(190,001)	$(190,000)	$(190,001)	$(381,384)
CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock Issued	$184,536	$33,900	$184,536	68,900	$610,986
Short term loans	0	21,000	0	21,000	21,000
	$184,536	$54,900	$184,536	$89,900	$631,986

Change in cash during the period	$4,184	$(15,159)	$(64,039)	$432	$26,834

Cash, beginning of period	$2,650	$15,591	$90,873	$0	$0

Cash, end of period	$26,834	$432	$26,834	$432	$26,834

SUPPLEMENTAL DISCLOSURES

Interest paid	$0	0	0	0	0
Income taxes paid	$0	0	0	0	0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Common stock issued for Mineral Property	$0	0	0	0	$1

The accompanying notes are an integral part of these financial statements.

F-4

1.     BASIS OF PRESENTATION AND CONTINUANCE OF OPERATIONS

Grant Hartford Corporation (the "Company") was organized under the laws of the State of Montana on March 15, 2007. Since inception, the Company has been engaged in the exploration for gold. The financial statements of the Company have been prepared pursuant to the rules and regulations of the Security Exchange Commission (the "SEC"). The Company maintains its books and prepares its financial statements on the accrual basis of accounting. In the opinion of the Company's management, its interim financial statements contain all adjustments necessary in order to present a fair statement of the results for the period presented. All adjustments are of a normal recurring nature.

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

June 30, 2008
Working Capital	($195,269)
Deficit	($438,507)

2.     SIGNIFICANT ACCOUNTING POLICIES

Due to related parties: As at June 30, 2008 a total of $14,150 (December 2007 - $0) is payable to directors and management for fees. These outstanding amounts payable are unsecured and non-interest bearing with no fixed terms of repayment. The fair value of the debt is not determinable as it has no repayment terms.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The fair value of the Company's cash and cash equivalents approximates carrying value, which, due to the relatively short maturities and variable interest rates of the instruments, approximates current market rates. The Company maintains cash at financial institutions which may periodically exceed federally insured amounts.

Income taxes are provided on the income earned in the financial statements. In accordance with SFAS 109, "Accounting for Income Taxes," the Company applies the liability method of accounting for income taxes, under which deferred income taxes are provided to reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not, that such assets will be realized.

Net income (or loss) per common share ("EPS") is computed in accordance with the provisions of SFAS No. 128, "Earnings Per Share. Basic EPS is computed by dividing net income (loss) by weighted average shares outstanding. Diluted EPS includes the dilutive effect of stock options and warrants issued.

Equipment is recorded at cost and depreciated on a straight-line basis using the following useful lives:

Computer hardware and software	3-5 years
Machinery and equipment	4-7 years
Furniture and fixtures	5-10 years

All maintenance and repair costs are charged to operations as incurred. The cost and accumulated depreciation for equipment sold, retired, or otherwise disposed of are removed from the accounts, and the resulting gains or losses are reflected in earnings.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

F-5

statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments: For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, option payment on mineral property, the carrying amounts approximate fair values due to their short maturities.

Mineral Properties: The Company uses the successful efforts method of accounting for mineral properties. Costs incurred to acquire mineral interest in properties, to drill and equip exploratory sites within the claims groups are capitalized. Costs to conduct exploration and assay work that does not find proved reserves, geological and geophysical costs and costs of carrying and retaining unproved sites are expensed. Potential mineral properties are periodically assessed for impairment of value and a loss will be recognized at the time of impairment.

The Company is in the "Development Stage" and is engaged in the preparation of an established commercially minable deposit for extraction and has not begun exploitation of these deposits. The recoverability of the amounts shown for mineral property are dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the development of those reserves and upon future profitable production.

Accumulated mineral property costs are amortized using the units-of production ("UOP") method based on estimated recoverable ounces or pounds in proven and probable reserves.

3. MINING OPERATIONS

The Company's mining property is located in Granite County near the town of Garnet, Montana. The property is accessible by car on County and private roads.

Option Agreement

The Company entered into an option agreement with Commonwealth Resources, LLC (Commonwealth), a related party, with effect from June 15th, 2007. The President and CEO of the Company, is also an owner in Commonwealth. The agreement gives the Company an exclusive option to purchase the mineral rights (excluding surface rights) on the 23 patented mining claims and an exclusive option to purchase 122 unpatented mining claims.

Significant terms of the agreement are as follows:

1	1. Issue 19,000,000 common shares at par value;
2

2. Make annual option payments of $190,000 to Commonwealth Resources, L.L.C. for a period of up to five years, starting June 15, 2007 and ending either the earlier of the option exercise or June 15, 2012;

3	3. Make annual option payments of $400,000 to Commonwealth Resources, L.L.C. starting June 15, 2012 and ending June 15, 2014 in order to extend the option period for an additional two years;
4	4. Make annual access lease payments of $60,000 starting June 15, 2007 and continuing for the life of the project;
5

5. Pay a purchase price of $7,000,000 to Commonwealth Resources, L.L.C. for the ownership of the mineral rights at any time within the first five years of the contract or in the two option extension years should the Company so elect.

6	6. During the Option period gold ore production must not exceed 100 tons per day;
7	7. The Company must pay Commonwealth Resources a 5% Net Smelter Return on all gold produced during the Option period.

Property History

Between 1896 and 1942, geological reports indicate the following mines were active on the Company's property:

      Nancy Hanks Mine
      Lead King Mine
      Dewey Mine
      International Mine
      Tiger Mine

F-6

All mining ceased on the property at the beginning of the Second World War and the mines were never reopened. Exploration programs on portions of the Company's property were conducted by the American Mining Corporation in the 1960's, Anaconda Minerals Company during the early 1980's, Western Gold Exploration and Mining Company in the mid 1980's and Trans Global Resources Corporation and the Pegasus Gold Corporation in the early 1990's. The Company is in possession of the exploration reports written by each of these companies.

Current Operations

There are no mining or milling operations on the property today. There is no electric power on the property. Any future mining or milling operation will require either power lines to reach the property or the generation of power through diesel generators. There is no cost estimate available for either option at this time.

The Company's planned exploration program is designed to quantify, through the use of confirmation drilling, both open pit and underground mine gold targets identified by the previous exploration programs. To date, the Company has organized its geological data, developed its intended confirmation drilling program and applied for drilling permits for its first 9 holes from the United States Department of the Interior Bureau of Land Management and the Montana Department of Environmental Quality.

Property Geology

Independent consulting geologist Thomas Peters wrote in his 2007 report to the Company: "Hydrothermal events deposited gold in tactite, en echelon quartz veins, gouge, and altered rock along Cretaceous granite contact with Paleozoic strata. Veins also occur in Precambrian Garnet Range Formation by the Deep Creek Anticline, where they were capped by now eroded granite and Paleozoic strata. The contact zone at depth has hypothetical and inferred resources; inferred resources extend from small blocks of indicated resources mapped in old workings."

Mr. Peter's further states: "Mineable measured indicated resources occur at the Nancy Hanks and Cascade deposits. Pegasus Gold Corp. identified 3.2 million tons of gold ore with an average grade of 0.040 opt on the Nancy Hanks deposit and 1.4 million tons with an average grade of 0.037 opt on the Cascade deposit."

4. MINERAL PROPERTY

	Balance	Accumulated Amortization	Net Book Value

Garnet, Montana to 12/31/2007	$190,001	$0	$190,001
Garnet, Montana to 6/30/2008	$190,000	$0	$190,000
TOTAL			$380,001

The Company has not begun exploitation of mineral reserves; no amortization expense on the accumulated mineral property has been recorded.

	Number of Shares	Share Capital $

Authorized
100,000,000 common shares without par value

Issued
Shares issued to founders at $0.001 per share	1,135,000	1,135
Private placement at $0.125 per share	280,000	35,000
Shares Issued for property acquisition at $1	14,000,000	1
Private placement at $0.50 per share	782,900	391,450

F-7

Private placement/services performed at $0.50 per share	11,000	5,500
Shares to attorney at $0.50 per share	5,000	2,500

Balance as at December 31, 2007	16,213,900	435,586

Shares issued for property acquisition at no par value	5,000,000	0
Private placement at $0.80 per share	230,670	184,536
Private placement/services performed at $0.80 per share	5,625	4,500

Balance as at June 30, 2008	21,450,195	624,622

On March 22, 2007 the Company issued 1,000,000 common shares at a price of $0.001 per share to its President & CEO as founders' shares.

On March 23, 2007 the Company closed a private placement of 280,000 common shares at a price of $0.125 per share.

On June 15, 2007 the Company issued 14,000,000 common shares at no par value pursuant to the terms of an Option Agreement with Commonwealth Resources LLC regarding the Garnet mineral property.

On June 18, 2007 the Company issued 100,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

On October 31, 2007 the Company closed a private placement of 793,900 common shares at a price of $0.50 per share. Included in this offering are 11,000 shares issued for services to be provided.

On October 24, 2007 the Company issued 25,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

On December 10, 2007 the Company issued 10,000 common shares at a price of $0.001 per share to its Vice President as founders' shares.

On December 17, 2007 the Company issued 5,000 common shares at a price of $0.50 per share to its attorney pursuant to the terms of a retainer agreement.

On January 24th, 2008 the Company amended its Option Agreement with Commonwealth Resources L.L.C. in which the Company issued 5,000,000 common shares at no par value in lieu of 5,000,000 preferred shares.

On May 31, 2008 the Company closed a private placement of 236,295 common shares at a price of $0.80 per share. Included in this offering are 5,625 shares issued for services provided.

Warrants

     Warrant transactions are summarized as follows for the period ended June 30, 2008:

	2007
	Number	Exercise Price
Outstanding, beginning of period	0	0
Granted	793,900	1.50
Exercised	0	0
Expired	0	0

Outstanding, end of period	793,900	1.50
	2008
	Number	Exercise Price
Outstanding, beginning of period	793,900	$1.50

F-8

Granted	236,295	2.00
Exercised	0	0
Expired	0	0

Outstanding, end of period	1,030,195	$ 1.61

The Company issued warrants with each common share issued under a private placement between April 14, 2007 and October 31, 2007. Each warrant is exercisable at $1.50 into one common share of the Company until October 31, 2010.

The Company issued warrants with each common share issued under a private placement between April 1, 2008 and May 31, 2008. Each warrant is exercisable at $2.00 into one common share of the Company until May 31, 2010.

6. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-9

GRANT HARTFORD CORPORATION (A Development Stage Company)
FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

Index to Financial Statements:

1.     Unaudited financial statements for March 31, 2008

PAGE #
Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows Notes to Financial Statement	F-1 F-2 F-3 F-4 F-5

i

GRANT HARTFORD CORPORATION (A Development Stage Company)
BALANCE SHEET
AS AT MARCH 31, 2008

March 31, 2008

ASSETS

Current Assets
Cash	$ 22,650
Prepaid expenses & deposits	13,459
Total Current Assets	36,109
Non-current Assets
Equipment	1,383
Mineral property	190,001
Total Assets	191,384 $ 227,493

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to related parties	$ 1,000
Balance of option payment: mineral property	115,312
Total Current Liabilities	116,312

Stockholders' equity
Common Stock: No par value; 100,000,000 shares authorized, 21,213,900 issued and outstanding	435,586
Accumulated deficit - Development stage	(324,405)

Total stockholders' equity	111,181

Total Liabilities and Stockholders' Equity	227,493

The accompanying notes are an integral part of these financial statements.

F-1

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF OPERATIONS
JANUARY 1 TO MARCH 31, 2008

To March 31, 2008

REVENUE	$ 0

EXPENSES
Financial conference fees	$ 0
Management fees	32,850
General & administrative	13,390
Professional fees	13,490
Geological expenditures	1,900
Surface access lease payments	14,918

Net income (loss) for the period	$ (76,548)

Loss Per Share:
Basic	(0.02)
Fully diluted	(0.01)

Weighted Average Number of shares outstanding:

Basic	21,213,900
Fully diluted	22,007,800

The accompanying notes are an integral part of these financial statements.

F-2

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
JANUARY 1 TO March 31, 2008

	Common Stock Number of Shares Issued	Value	Accumulated Deficit-Development Stage	Stockholder Equity
Balance: January 1, 2008	16,213,900	$435,586	(247,857)	$187,729

Common stock issued for mineral rights	5,000,000
Net loss for period	_________	_______	($76,548)	($76,548)

Balance: March 31, 2008	21,213,900	$435,586	($324,405)	$111,181

The accompanying notes are an integral part of these financial statements.

F-3

GRANT HARTFORD CORPORATION (A Development Stage Company)
STATEMENT OF CASH FLOWS
JANUARY 1 TO MARCH 31, 2008

To March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss) Income for the period	$(76,548)

Changes in non-cash working capital items:
Increase (decrease) in accounts payable:	(6,593)
(Increase) decrease in prepaid expenses & deposits:	14,918

Net cash used in operating activities	$(68,223)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash used in investing activities	$ 0
CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock Issued	$ 0

Change in cash during the period	$(68,223)

Cash, beginning of period	$ 0

Cash, end of period	$ 22,650

SUPPLEMENTAL DISCLOSURES

Interest paid	0
Income taxes paid	0

The accompanying notes are an integral part of these financial statements.

F-4

1.     BASIS OF PRESENTATION AND CONTINUANCE OF OPERATIONS

Grant Hartford Corporation (the "Company") was organized under the laws of the State of Montana on March 15, 2007. Since inception, the Company has been engaged in the exploration for gold. The financial statements of the Company have been prepared pursuant to the rules and regulations of the Security Exchange Commission (the "SEC"). The Company maintains its books and prepares its financial statements on the accrual basis of accounting. In the opinion of the Company, its unaudited financial statements contain all adjustments necessary in order to present a fair statement of the results for the period presented.

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

March 31, 2008
Working Capital	($80,203)
Deficit	($324,405)

2.     SIGNIFICANT ACCOUNTING POLICIES

Due to related parties: As at March 31, 2008 a total of $1,000 (December 2007 - $0) is payable to directors for fees. These outstanding amounts payable are unsecured and non-interest bearing with no fixed terms of repayment. The fair value of the debt is not determinable as it has no repayment terms.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The fair value of the Company's cash and cash equivalents approximates carrying value, which, due to the relatively short maturities and variable interest rates of the instruments, approximates current market rates. The Company maintains cash at financial institutions which may periodically exceed federally insured amounts.

Income taxes are provided on the income earned in the financial statements. In accordance with SFAS 109, "Accounting for Income Taxes," the Company applies the liability method of accounting for income taxes, under which deferred income taxes are provided to reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not, that such assets will be realized.

Net income (or loss) per common share ("EPS") is computed in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic EPS is computed by dividing net income (loss) by weighted average shares outstanding. Diluted EPS includes the dilutive effect of stock options and warrants issued.

Equipment is recorded at cost and depreciated on a straight-line basis using the following useful lives:

Computer hardware and software	3-5 years
Machinery and equipment	4-7 years
Furniture and fixtures	5-10 years

All maintenance and repair costs are charged to operations as incurred. The cost and accumulated depreciation for equipment sold, retired, or otherwise disposed of are removed from the accounts, and the resulting gains or losses are reflected in earnings.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-5

Mineral Properties: The Company uses the successful efforts method of accounting for mineral properties. Costs incurred to acquire mineral interest in properties, to drill and equip exploratory sites within the claims groups are capitalized. Costs to conduct exploration and assay work that does not find proved reserves, geological and geophysical costs and costs of carrying and retaining unproved sites are expensed. Potential mineral properties are periodically assessed for impairment of value and a loss will be recognized at the time of impairment.

The Company is in the "Development Stage" and is engaged in the preparation of an established commercially minable deposit for extraction and has not begun exploitation of these deposits. The recoverability of the amounts shown for mineral property are dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the development of those reserves and upon future profitable production.

Accumulated mineral property costs are amortized using the units-of production ("UOP") method based on estimated recoverable ounces or pounds in proven and probable reserves.

3. MINING OPERATIONS

The Company's mining property is located in Granite County near the town of Garnet, Montana. The property is accessible by car on County and private roads.

Option Agreement

The Company entered into an option agreement with Commonwealth Resources, LLC (Commonwealth), a related party, with effect from June 15th, 2007. The President and CEO of the Company, is also an owner in Commonwealth. The agreement gives the Company an exclusive option to purchase the mineral rights (excluding surface rights) on the 23 patented mining claims and an exclusive option to purchase 122 unpatented mining claims.

Significant terms of the agreement are as follows:

1.	Issue 19,000,000 common shares at par value;
2.

Make annual option payments of $190,000 to Commonwealth Resources, L.L.C. for a period of up to five years, starting June 15, 2007 and ending either the earlier of the option exercise or June 15, 2012;

3.	Make annual option payments of $400,000 to Commonwealth Resources, L.L.C. starting June 15, 2012 and ending June 15, 2014 in order to extend the option period for an additional two years;
4.	Make annual access lease payments of $60,000 starting June 15, 2007 and continuing for the life of the project;
5.

Pay a purchase price of $7,000,000 to Commonwealth Resources, L.L.C. for the ownership of the mineral rights at any time within the first five years of the contract or in the two option extension years should the Company so elect.

6.	During the Option period gold ore production must not exceed 100 tons per day;
7.	The Company must pay Commonwealth Resources a 5% Net Smelter Return on all gold produced during the Option period.

Property History

Between 1896 and 1942, geological reports indicate the following mines were active on the Company's property:

      Nancy Hanks Mine
      Lead King Mine
      Dewey Mine
      International Mine
      Tiger Mine

All mining ceased on the property at the beginning of the Second World War and the mines were never reopened. Exploration programs on portions of the Company's property were conducted by the American Mining Corporation in the 1960's, Anaconda Minerals Company during the early 1980's, Western Gold Exploration and Mining Company in the mid 1980's and Trans Global Resources Corporation and the Pegasus Gold Corporation in the early 1990's. The Company is in possession of the exploration reports written by each of these companies.

F-6

Current Operations

There are no mining or milling operations on the property today. There is no electric power on the property. Any future mining or milling operation will require either power lines to reach the property or the generation of power through diesel generators. There is no cost estimate available for either option at this time.

The Company's planned exploration program is designed to quantify, through the use of confirmation drilling, both open pit and underground mine gold targets identified by the previous exploration programs. To date, the Company has organized its geological data, developed its intended confirmation drilling program and applied for drilling permits for its first 9 holes from the United States Department of the Interior Bureau of Land Management and the Montana Department of Environmental Quality.

Property Geology

Independent consulting geologist Thomas Peters wrote in his 2007 report to the Company: "Hydrothermal events deposited gold in tactite, en echelon quartz veins, gouge, and altered rock along Cretaceous granite contact with Paleozoic strata. Veins also occur in Precambrian Garnet Range Formation by the Deep Creek Anticline, where they were capped by now eroded granite and Paleozoic strata. The contact zone at depth has hypothetical and inferred resources; inferred resources extend from small blocks of indicated resources mapped in old workings."

Mr. Peter's further states: "Mineable measured indicated resources occur at the Nancy Hanks and Cascade deposits. Pegasus Gold Corp. identified 3.2 million tons of gold ore with an average grade of 0.040 opt on the Nancy Hanks deposit and 1.4 million tons with an average grade of 0.037 opt on the Cascade deposit."

4. MINERAL PROPERTY

	2007 Balance	Accumulated Amortization	2007 Net Book Value

Garnet, Montana	$190,001	$0	$190,001

The Company has not begun exploitation of mineral reserves; no amortization expense on the accumulated mineral property has been recorded.

	Number of Shares	Share Capital $

Authorized
100,000,000 common shares without par value

Issued
Shares issued to founders at $0.001 per share	1,135,000	1,135
Private placement at $0.125 per share	280,000	35,000
Shares Issued for property acquisition at $1	14,000,000	1
Private placement at $0.50 per share	782,900	391,450
Private placement/services performed at $0.50 per share	11,000	5,500
Shares to attorney at $0.50 per share	5,000	2,500
Shares issued for property acquisition at no par value	5,000,000	0

Balance as at December 31, 2007	21,213,900	435,586

F-7

On March 22, 2007 the Company issued 1,000,000 common shares at a price of $0.001 per share to its President & CEO as founders' shares.

On March 23, 2007 the Company closed a private placement of 280,000 common shares at a price of $0.125 per share.

On June 15, 2007 the Company issued 14,000,000 common shares at no par value pursuant to the terms of an Option Agreement with Commonwealth Resources LLC regarding the Garnet mineral property.

On June 18, 2007 the Company issued 100,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

On October 31, 2007 the Company closed a private placement of 793,900 common shares at a price of $0.50 per share. Included in this offering are 11,000 shares issued for services to be provided.

On October 24, 2007 the Company issued 25,000 common shares at a price of $0.001 to one of its Directors as founders' shares.

On December 10, 2007 the Company issued 10,000 common shares at a price of $0.001 per share to its Vice President as founders' shares.

On December 17, 2007 the Company issued 5,000 common shares at a price of $0.50 per share to its attorney pursuant to the terms of a retainer agreement.

On January 24th, 2008 the Company amended its Option Agreement with Commonwealth Resources L.L.C. in which the Company issued 5,000,000 common shares at no par value in lieu of 5,000,000 preferred shares.

Warrants

     Warrant transactions are summarized as follows for the period ended June 30, 2008:

	2007
	Number	Exercise Price
Outstanding, beginning of period	0	0
Granted	793,900	1.50
Exercised	0	0
Expired	0	0

Outstanding, end of period	793,900	$ 1.50

The Company issued warrants with each common share issued under a private placement between April 14, 2007 and October 31, 2007. Each warrant is exercisable at $1.50 into one common share of the Company until October 31, 2010.

6. SUBSEQUENT EVENTS

1. On June 9th, 2008 the Company announced the closing of its private placement, effective May 31st, having placed 236,295 common shares at 80 cents raising $189,036 of the budgeted $500,000.

F-8

7. RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115". SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. The Company is currently evaluating the impact of SFAS 159 on its financial statements.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

F-9

The Company has no changes in or disagreements with its Auditors.

The Company has filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of its common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. The Company refers you to its registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements the Company has made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that files electronically with the Commission. The Company's registration statement and the referenced exhibits can also be found on this site.

If the Company is not required to provide an annual report to its security holders, the Company intends to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses of the issuance and distribution of the securities being registered hereby, other than selling discounts and commissions, are estimated as follows:

Securities and Exchange Commission Fee	$ 112.91
FINRA Filing Fee	$ 0
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$ 8,400.00
Printing Fees and Expenses	$ 500.00
Miscellaneous	$ 0.00
Total	$34,012.91

All amounts are estimates, other than the Commission's Registration Fee.

The Company is paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Montana Codes Annotated, Sections 35-1-452 through 457, inclusive and Article V of the Company's Bylaws. The Bylaws provisions are included below and are drawn directly from the statutory schema:

ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS
AGENTS, AND EMPLOYEES

Section 5.1 Indemnification of Directors.

          The corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as defined in subsection (a) of this §5.1. (Such indemnification is further subject to the limitation specified in subsection (c).)

          (a)  Determination and authorization.    The corporation shall not indemnify a director under the §5.1 of Article V unless;

(1)

Determination   A determination has been made in accordance with the procedures set forth in Montana Business Corporation Act that the director met the standard of conduct set forth in subsection (b) below, and

(2)

Authorization   Payment has been authorized in accordance with the procedures set forth in the Montana Business Corporation Act based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

          (b)  Standard of Conduct.   The individual shall demonstrate that:

(1)	The individual acted in good faith; and
(2)	The individual reasonably believed:
(i) In acting in an official capacity with the corporation, that the individual's conduct was in its best interests;

(ii) In all other cases, that the individual's conduct was at least not opposed to its best interests; and
(iii) In the case of any criminal proceeding, that the individual had no reasonable cause to believe that the conduct was unlawful.

          (c)  No Indemnification Permitted in Certain Circumstances.   he corporation shall not indemnify an individual under Section 5.1 of Article V if:

(1)	The individual was adjudged liable to the corporation in a proceeding by or in the right of the corporation; or
(2)	The individual was adjudged liable in any other proceeding charging that the director improperly received personal benefit, whether or not the individual acted in an official capacity.

          (d)  Indemnification in Derivation Actions Limited.   Indemnification permitted under Section 5.1 of Article V in connection with a proceeding by the corporation or in the right of the corporation is limited to the reasonable expenses incurred in connection with the proceeding.

Section 5.2 Advance Expenses for Directors.

          The company shall pay for or reimburse, in advance of final disposition of the proceeding, the reasonable expenses incurred by a director who is a party to a proceeding if:

(a)	By following the procedures of the Montana Codes Annotated, the board of directors determined that the director met requirements (c)-(e) listed below; and
(b)	By following the procedures and standards set forth in the Montana Codes Annotated, the board of directors authorized an advance payment to a director; and
(c)	The director has furnished the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 5.1 of Article V; and
(d)

The director has provided the corporation with a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; the director's undertaking must be an unlimited general obligation, but need not be secured, and the corporation may accept the undertaking without reference to financial ability to make repayment; and

(e)	The board of directors determines that the facts then known to it would not preclude indemnification under Section 5.1 of this Article V or the Montana Business Corporation Act.

Section 5.3 Indemnification of Officers, Agents and Employees Who Are Not Directors.

          The board of directors, by board resolution, may elect to indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent consistent with public policy.

Section 5.4 Mandatory Indemnification.

          Notwithstanding any other provisions of these bylaws, the corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she is or was director or officer of the corporation against reasonable expenses incurred by the directors in connection with the proceeding.

Item 15. Recent Sales of Unregistered Securities

On March 22, 2007, we issued 1,000,000 shares of the Company's no par value common stock to our President and CEO, Eric Sauve, as founders' shares at $0.001 per share for a total purchase price of $1,000.00. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 23, 2007, we closed an exempt offering pursuant to Section 4(2) of the Securities Act of 1933, as amended, for 280,000 common shares at $0.125 per share. The total amount the Company received from this offering was $35,000.00. The identity of the purchasers from this offering are included in the selling shareholder table set forth above.

On June 15, 2007, we issued 14,000,000 shares of the Company's no par value common stock pursuant to the terms of an Option Agreement with Commonwealth Resources, L.L.C. regarding the Garnet Mineral property. The shares were issued pursuant to an exempted transaction provided by Section 4(2) of the Securities Act of 1933, as amended.

On June 18, 2007, we issued 100,000 shares of the Company's no par value common stock to one of our Directors, Charles Yesson, as founders' shares at $0.001 per share for a total purchase price of $100.00. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 31, 2007, we closed an exempt offering pursuant to Section 4(2) of the Securities Act of 1933, as amended, for 793,900 common shares at $0.50 per share. The total amount the Company received from this offering was $396,950.00. The identity of the purchasers from this offering are included in the selling shareholder table set forth above.

On October 24, 2007, we issued 25,000 shares of the Company's no par value common stock to one of our Directors, David Gilmer, as founders' shares at $0.001 per share for a total purchase price of $25.00. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On December 10, 2007, we issued 10,000 shares of the Company's no par value common stock to our Vice President, J. Robert Flesher, as founders' shares at $0.001 per share for a total purchase price of $10.00. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On December 17, 2007, we issued 5,000 shares of the Company's no par value common stock to our attorney, David Rodli, pursuant to the terms of a retainer agreement at $0.50 per share for a total consideration valued at $2,500.00 in services. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 24th, 2008 the Company amended its Option Agreement with Commonwealth Resources LLC, wherein the Company issued 5,000,000 common shares at no par value in lieu of 5,000,000 preferred shares. The shares were issued in an exempt transaction pursuant Section 4(2) of the Securities Act of 1933, as amended.

On May 31, 2008, we closed an exempt offering pursuant to Section 4(2) of the Securities Act of 1933, as amended, for 236,295 common shares at $0.80 per share. The total amount the Company received from this offering was $189,036.00. The identity of the purchasers from this offering are included in the selling shareholder table set forth above.

No advertising or general solicitation was employed in offering any of the securities. All certificates evidencing the securities issued in such transactions bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired had not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Form of Specimen Stock Certificate
5.1	Legal Opinion of Rodriguez & Associates, with consent to use
10.1	Grant Hartford Option Agreement dated June 15, 2007 with Commonwealth Resources, LLC.
10.2	Amendment to grant Hartford Option Agreement dated January 24, 2008 with Commonwealth Resources, LLC
10.3	Non-Exclusive Surface Lease Agreement dated June 15, 2007 with Commonwealth Resources, LLC.
10.4	Notice of Option to Purchase Mineral Interests dated September 24, 2008
10.5	Employment Agreement - Eric Sauve dated June 1, 2007
10.6	Employment Agreement - Aaron Charlton dated June 1, 2007
10.7	J. Robert Flesher Appointment Letter dated December 10, 2007
10.8	Thomas Peters Confirmation Letter dated September 7, 2007
10.9	Ted Antonioli Confirmation Letter
10.10	University of Montana Letter dated December 12, 2007
10.11	Confirmation Letter - Norris Lab dated November 8, 2007
10.12	O'Keefe Drilling Bid - dated March 6, 2008
10.13	Standard Agreement for Professional Services - Kirk Engineering and Natural Resources, Inc. dated April 21, 2008
10.14	Standard Form of Agreement Between Owner and Engineering - CDM dated May 21, 2008
10.15	Rental Agreement - Drumond Field Office dated September 15, 2007
10.16	Form of Subscription Agreement - $0.125
10.17	Form of Subscription Agreement - $0.50
10.18	Form of Subscription Agreement - $0.80
10.19	Form of Warrant - $1.50
10.20	Form of Warrant - $2.00
10.21	Form of Convertible Note
23.1	Consent of Auditor
23.2	Consent of Rodriguez & Associates (included in Exhibit 5.1)
99.1	Geological Report of Thomas Peters with consent to use

Item 17. Undertakings.

          The issuer will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information to the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Missoula, Montana on November 10, 2008.

Grant Hartford Corporation

By:/s/Eric Sauve
Eric Sauve
President, CEO, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on December 22, 2008:

By:/s/Eric Sauve
Eric Sauve
President, CEO, and Director